Exhibit 99.1

Denver, Colorado - February 8, 2007

Apartment Investment and Management Company
Announces Fourth Quarter 2006 Results

SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced fourth quarter 2006 results including:

▶	Net income for the quarter of $85.1 million increased $70.1 million from $15.0 million in the fourth quarter 2005. Higher results in the fourth quarter 2006 are primarily due to higher gains on property sales of $91.3 million and increased property operating income of $36.4 million, partially offset by higher interest expense and depreciation of $46.7 million. Earnings per share (EPS) was $0.72 on a diluted basis, compared with a loss of $0.07 in the fourth quarter 2005.

▶	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $90.7 million, or $0.91 per share, compared with $57.3 million, or $0.60 per share, in the fourth quarter 2005. FFO before impairment (including recovery of impairment charges) and preferred redemption charges was $90.4 million, or $0.90 per share. FFO per share was $0.08 above the mid-point of guidance primarily as a result of strong performance in property operations, higher fee income due to tax credit syndications and other transactional fees.

▶	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $75.5 million, or $0.76 per share, compared with $38.8 million, or $0.41 per share, in the fourth quarter 2005. AFFO includes deductions of $0.15 and $0.19 per share for capital replacement expenditures in the fourth quarter 2006 and the fourth quarter 2005, respectively.

▶	In the first quarter 2006, Aimco adopted the accounting requirement EITF 04-5 that resulted in the consolidation of an additional 149 properties, 11 of which were sold during 2006. These properties are consolidated in the 2006 GAAP financial statements but not the prior year period. Certain categories of revenues and expenses are higher in the fourth quarter and year ended 2006 in comparison with the fourth quarter and year ended 2005, due in part to the accounting change.

Diluted Per Share Results

	FOURTH QUARTER		FULL YEAR
	2006	2005	2006	2005
Earnings (loss) — EPS	$0.72	($0.07)	$1.03	($0.18)
Funds from operations — FFO	$0.91	$0.60	$3.07	$2.48
FFO before impairment and preferred redemption charges	$0.90	$0.60	$3.12	$2.59
Adjusted funds from operations — AFFO	$0.76	$0.41	$2.42	$1.74

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

Management Comments

Chairman and Chief Executive Officer Terry Considine comments: “Aimco’s property operations had a strong quarter, completing a year of solid rental rate growth and continued cost containment that produced same store NOI growth of 9.5% compared to 2005. Redevelopment and entitlement activities continued to create net asset value. Our tax credit business had a record quarter contributing $0.10, after tax, to FFO. Fourth quarter G&A costs are 4% lower than a year ago. 2006 was a good year for Aimco and we look forward to continued growth and success in 2007.”

Chief Financial Officer Tom Herzog adds: “Robust property operations and our growing tax credit business were primary contributors to our 16% growth in normalized FFO in 2006. We are pleased to report that we covered our 2006 dividends with AFFO. Looking ahead to 2007, we expect FFO of $0.71 to $0.75 per share in the first quarter and $3.25 to $3.40 for the year. We are optimistic as we enter 2007 with a solid operating platform and growth engines necessary to achieve another year of strong performance.”

Property Operations

CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the fourth quarter 2006, this portfolio had 469 properties with 135,289 units in which Aimco had a weighted average ownership of 85%. During the fourth quarter 2006, conventional real estate operations generated net operating income of $178.1 million.

“Same Store” Results

The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the fourth quarter 2006, the Same Store portfolio included 408 communities with 99,101 effective units based on Aimco’s weighted average ownership of 84% (see Supplemental Schedules 6a through 7).

Comparing Same Store results in the fourth quarter 2006 with the fourth quarter 2005, total revenue increased $13.0 million, or 5.3%. The increase in revenue was primarily generated by: higher average rent, up $39 per unit, or 4.9%, from $794 per unit to $833 per unit and increased utility reimbursements, up $2.4 million, partially offset by slightly lower occupancy, down 30 basis points from 94.6% to 94.3%. Same Store expenses of $102.4 million decreased $0.9 million, or 0.9%, compared with the prior year period and included lower turnover, payroll, utilities and insurance, partially offset by increased property taxes and administrative costs. Same Store portfolio net operating income was $154.7 million for the fourth quarter 2006, up 9.9% from the fourth quarter 2005.

Same Store Operating Results

	FOURTH QUARTER					FULL YEAR
	Year-over-year			Sequential
	2006	2005	Variance	3rd Qtr	Variance	2006	2005	Variance
Same Store Operating Measures
Average Physical Occupancy	94.3%	94.6%	-0.3%	94.3%	—	94.4%	92.4%	2.0%
Average Rent Per Unit	$833	$794	4.9%	$825	1.0%	$811	$782	3.7%
Total Same Store ($mm)
Revenue	$257.1	$244.1	5.3%	$254.1	1.2%	$982.8	$920.6	6.8%
Expenses	(102.4)	(103.3)	-0.9%	(107.1)	-4.4%	(406.6)	(394.2)	3.1%
NOI ($mm)	$154.7	$140.8	9.9%	$146.9	5.3%	$576.2	$526.3	9.5%

Comparing Same Store results on a sequential basis, total revenue increased $3.0 million in the fourth quarter 2006 compared with the third quarter 2006, driven primarily by an $8 per unit increase in average rental rates. Expenses decreased $4.7 million, or 4.4%, primarily due to lower turnover and payroll expenses. Net operating income increased $7.8 million, or 5.3%, on a sequential basis.

Comparing the full year 2006 with 2005, Same Store revenue increased $62.2 million, or 6.8%, from $920.6 million to $982.8 million reflecting a 200 basis point increase in occupancy and a 3.7% increase in rental rates. Same Store expenses increased 3.1% from $394.2 million to $406.6 million primarily due to increased taxes, insurance, administrative costs and utilities, partially offset by lower turnover and payroll costs. Net operating income increased $49.9 million, or 9.5%, on a sequential year basis.

Core Properties

Core properties (defined in the Glossary) offer the potential for higher long-term growth. Core operations are focused in 27 markets located predominantly in coastal states as well as the Rocky Mountain region and Chicago. In the fourth quarter 2006, core properties within the Same Store portfolio accounted for 58% of effective units, yet accounted for 72% of net operating income. The core Same Store properties had the following operating characteristics compared with non-core properties (defined in the Glossary): average rents of $996 per month versus $628 per month; average occupancy of 94.6% versus 94.0%; and an average operating margin of 63.5% versus 53.1%. The average rental rate growth for Same Store core versus non-core properties in the fourth quarter 2006 compared with the fourth quarter 2005 was 6.2% versus 3.0%, respectively. See Supplemental Schedule 7 for additional information on core and non-core property operations.

AIMCO CAPITAL PROPERTY OPERATIONS — Aimco is among the largest owners and operators of affordable properties in the United States. Aimco Capital has been organized to oversee Aimco’s affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector.

At the end of the fourth quarter 2006, Aimco’s owned affordable portfolio included 336 properties with 38,934 units in which Aimco had an average ownership of 51%, up from 48% at the end of the third quarter 2006. During the fourth quarter 2006, affordable property operations, including property management, generated net operating income of $23.3 million. On a year-over-year basis, fourth quarter average month-end occupancy for the owned and managed portfolio increased 40 basis points from 96.5% to 96.9%, and average rent per unit increased 5.4% from $682 to $719 per unit.

Portfolio Management and Redevelopment Activity

Acquisitions — Aimco acquired four properties in the fourth quarter 2006 for $83.7 million. Acquisitions included: Deerbrook at Baymeadows, which is contiguous to Villages at Baymeadows, located in Jacksonville, Florida and consists of 144 units that Aimco purchased for $15.5 million, or $107,639 per unit; Remington at Ponte Vedra Lakes, located in Ponte Vedra Beach, Florida, with 344 units purchased for $37.2 million, or $108,139 per unit; Auburn Glen, which is adjacent to another Aimco property in Jacksonville, Florida, with 251 units purchased for $15.9 million, or $63,347 per unit; and Horizons West, located approximately 15 minutes south of downtown San Francisco, with 78 units purchased for $15.1 million, or $193,340 per unit. These properties were built in the 1970s and 1980s, and present opportunities to add value by repositioning the assets through redevelopment in these growing sub-markets.

As announced on November 15, 2006, Aimco closed on a transaction structured to provide for the future acquisition of 84 residential properties and 42 commercial/retail stores located in the West Harlem district of New York City. Aimco made a $100.1 million loan to the current ownership group and operator for renovations and agreed to provide up to $9.0 million in additional funding for renovations. In conjunction with the loan agreement, Aimco entered into an agreement under which Aimco may purchase some or all of the buildings at any time during the next ten years, and the current ownership group may require Aimco to purchase the buildings upon achievement of certain revenue thresholds.

During the fourth quarter 2006, Aimco purchased additional limited partnership interests in 18 partnerships that own 51 properties for an aggregate of $4.4 million. During the year 2006, Aimco purchased additional limited partnership interests in 48 partnerships that own 103 properties for an aggregate of $7.1 million.

Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria and are typically located in markets that Aimco seeks to exit. These properties are considered non-core, but Aimco will hold them over the intermediate term.

In the fourth quarter 2006, Aimco sold 31 (30 non-core and one core) conventional properties and three affordable properties with 8,297 and 654 units, respectively, for $574.3 million in gross proceeds (Aimco share $366.2 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $239.2 million. Year-to-date Aimco has sold 63 non-core conventional properties, two core properties, 23 affordable properties and the South Tower at its Flamingo South Beach property for gross proceeds of $1.3 billion (Aimco share $927.2 million) and exited six markets. Since identifying non-core properties in January 2003, Aimco has sold 253 non-core conventional properties for $2.8 billion in gross proceeds and reduced the number of conventional markets from nearly 100 to 53, and Aimco Capital has sold 163 non-core affordable properties for gross proceeds of $766.7 million.

During the fourth quarter 2006, Aimco liquidated its university communities joint venture with CalSTRS through the sale of its interest in seven joint venture properties to CalSTRS and the purchase of CalSTRS’s interest in one joint venture property. The sale of the joint venture properties to CalSTRS was based on an asset value of $190.0 million while Aimco purchased CalSTRS’s interest in Chestnut Hall, a university community located on the campus of the University of Pennsylvania, based on an asset value of $27.3 million, or $86,800 per unit. Net proceeds to Aimco were $25.1 million.

See Supplemental Schedule 8 for additional information on acquisition activity.

Gains on Dispositions — Aimco’s property dispositions resulted in gross gains on dispositions of real estate (including gains on dispositions of unconsolidated real estate and other and gains within discontinued operations), of $119.2 million for the fourth quarter 2006, compared with gains of $27.9 million for the fourth quarter 2005. For the year 2006, net gains totaled $294.8 million compared with 2005 at $121.9 million.

REDEVELOPMENT ACTIVITY — Aimco is reinvesting in and upgrading its portfolio through property redevelopments. At the end of the fourth quarter, Aimco had 45 active conventional projects and nine active affordable projects. Conventional redevelopment project expenditures totaled $69.6 million in the fourth quarter and $179.9 million for the year 2006, and activity is expected to increase in 2007. Affordable redevelopment project expenditures totaled $2.7 million in the fourth quarter and $53.7 for the year 2006, with these projects predominantly funded by proceeds from tax credit syndications. Further information on redevelopment projects is provided in Supplemental Schedule 10.

ENTITLEMENT ACTIVITY — Aimco has additional development opportunities tied to successful property re-entitlement activity. In December, Aimco received final approval to increase density at two Denver properties. At Tamarac Village, Aimco received approval from the Denver City Council to nearly double the density from 564 to 1,100 units at this 29 acre property. At the Lodge, Aimco received final approval to increase density from 376 to up to approximately 750 units. Both of these properties are in close proximity to Denver’s new light rail system, which opened in November 2006.

Additional Financial Information

PROPERTY MANAGEMENT INCOME — Income from property management is generated when Aimco provides property management services to properties with unaffiliated partners. The consolidation of an additional 149 properties in the first quarter 2006 in connection with the adoption of EITF 04-5 reduced the reported amounts of property management revenues. Income from consolidated properties is eliminated in Aimco’s consolidated GAAP financial statements and the related economic benefit is reflected in minority interest.

ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactions such as tax credit transactions, dispositions, refinancings and partnership promotes, and are earned primarily by Aimco Capital. Proceeds received in exchange for the transfer of tax credits are recognized ratably as the tax benefits are delivered, and syndication fees are recognized upon completion of the tax credit syndication. Asset management income is earned from the financial management of partnerships. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $13.8 million in the fourth quarter 2006 compared with $11.7 million in the fourth quarter 2005, or

$9.9 million and $8.4 million net of the effective tax rate, respectively. For the year 2006, activity fee and asset management income net of tax was approximately $28.2 million compared with the year 2005 at $19.2 million.

INTEREST INCOME — Interest income was $12.3 million for the fourth quarter 2006 compared with $9.1 million for the fourth quarter 2005. For the year 2006, interest income was $32.3 million compared with the year 2005 at $31.0 million. Interest income is earned in part from money market and interest bearing accounts as well as notes receivable from unconsolidated partnerships and non-affiliates.

DEBT ACTIVITY — During the fourth quarter 2006, Aimco closed 15 property loans generating total proceeds of $342.5 million at a weighted average interest rate of 5.62%. This included refinancing $199.9 million in existing mortgage loans, reducing the average rate from 6.10% to 5.65%. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $135.0 million. During 2006, Aimco closed a total of 66 property loans generating gross proceeds of $1.2 billion at a weighted average interest rate of 5.66%. This included refinancing existing mortgage loans, reducing the average rate from 6.34% to 5.63%. Aimco’s share of net proceeds from property loans was $589.4 million for the year 2006.

At quarter-end, Aimco’s corporate debt balance was $540.0 million, down from $617.0 million at year-end 2005, and carried a weighted average interest rate of 6.86%. The balance on Aimco’s revolving credit facility was $140.0 million, leaving $277.3 million (after $32.7 million in outstanding letters of credit) in available capacity. See Supplemental Schedule 5 for more detail on debt activity.

As of December 31, 2006, Aimco had $6.8 billion consolidated debt outstanding, excluding other borrowings, of which $5.1 billion was fixed rate mortgage debt and $1.7 billion was floating rate debt. The floating rate debt included $540.0 million corporate debt, $482.7 million floating rate property loans and $640.6 million of tax-exempt bonds. In addition, Aimco had $100.0 million in floating rate preferred stock. Aimco’s floating rate exposure to changes in interest rates is mitigated by: tax-exempt bonds, which move at approximately 0.68% for a 1.00% change in interest rates; the offsetting effect of floating rate assets such as cash and notes receivable; and interest capitalized on redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 1% change in LIBOR to be approximately $0.01 per share per quarter. Other borrowings of $67.7 million consist of miscellaneous borrowings including sale-leaseback arrangements and other notes payable.

INTEREST EXPENSE — Consolidated interest expense was $105.5 million for the fourth quarter 2006 compared with $88.9 million for the fourth quarter 2005. The $16.6 million increase in interest expense was due to an increase of $8.7 million related to interest on property loans that were consolidated in 2006 primarily as a result of adopting accounting requirement EITF 04-5, combined with a $7.9 million increase related to increased rates and balances on property debt, net of higher capitalized interest. For the year 2006, consolidated interest expense was $408.1, up $64.7 million from 2005. The increase was primarily a result of an increase of $35.4 million related to properties that were consolidated in 2006 under EITF 04-5, a $26.8 million increase related to increased rates and balances on property debt, net of higher capitalized interest, and additional interest of $1.8 million on corporate debt as a result of higher interest rates.

STOCKHOLDERS’ EQUITY — During the fourth quarter 2006, Aimco repurchased 0.4 million shares of its Class A Common stock at an average price of $55.33 per share for a total cost of $20.3 million, bringing full year 2006 common stock repurchases to 2.3 million shares at an average price of $52.24 per share for a total cost of $120.3 million.

G&A — General and administrative expenses for the fourth quarter 2006 of $26.0 million were down $1.2 million compared with $27.2 million in the fourth quarter 2005. The year-over-year decrease in G&A of $1.2 million is due to reductions in consulting fees and payroll which were partially offset by an increase in variable compensation. For the year 2006, G&A expenses were $98.8 million compared to $92.8 million in 2005. The increase of $6.0 million is due to an increase in variable compensation, which was partially offset by numerous items including decreases in personnel costs and legal, audit and consulting fees. For the year 2006, Aimco achieved $8.3 million in G&A savings before variable compensation as compared to the year 2005.

Outlook

For the first quarter 2007, FFO is expected to be in a range from $0.71 to $0.75 per share, before impairment and preferred redemption charges.

For the full year 2007, the FFO outlook is in a range between $3.25 and $3.40 per share, before impairment and preferred redemption charges, and AFFO is expected to exceed $2.40 per share. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on first quarter and full year 2007 guidance.

Dividends on Common Stock

As announced on December 20, 2006, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended December 31, 2006, paid on January 31, 2007, to stockholders of record on December 31, 2006. The dividend represents 79% of AFFO (diluted) and 66% of FFO (diluted), on a per share basis, and a 4.3% annualized yield based on the $56.02 closing price of Aimco’s Class A Common Stock on December 29, 2006.

Earnings Conference Call

Please join Aimco management for the Fourth Quarter 2006 earnings conference call to be held Thursday, February 8, 2007, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast via Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/4Q2006 then click on the Webcast link. Alternatively, you may join the conference call via telephone by dialing 800-299-0433 with passcode 30824761, or dialing 617-801-9712 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010, 617-801-6888 for international callers, and using passcode 69021654.

Supplemental Information

The Supplemental Information referenced in this release is available at Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/4Q2006 or by calling Investor Relations at 303-691-4350.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of first quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries and affiliates, operates 1,256 properties, including approximately 216,400 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 46 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500.

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
REVENUES:
Rental and other property revenues	$418,947	$350,868	$1,629,988	$1,346,587
Property management revenues, primarily from affiliates	3,091	5,844	12,312	24,528
Activity fees and asset management revenues, primarily from affiliates	16,551	14,634	48,694	37,349

Total revenues	438,589	371,346	1,690,994	1,408,464

EXPENSES:
Property operating expenses	203,259	169,180	758,128	633,984
Property management expenses	1,285	1,687	4,912	7,361
Activity and asset management expenses	2,777	2,931	9,521	10,628
Depreciation and amortization	127,374	97,272	470,597	376,231
General and administrative expenses	26,035	27,163	98,803	92,826
Other expenses (income), net	(35)	2,808	8,981	8,046

Total expenses	360,695	301,041	1,350,942	1,129,076

Operating income	77,894	70,305	340,052	279,388

Interest income	12,331	9,135	32,315	31,001
Recovery of (provision for) losses on notes receivable	(2,067)	13	(2,785)	1,365
Interest expense	(105,454)	(88,879)	(408,075)	(343,335)
Deficit distributions to minority partners	(876)	(5,896)	(21,004)	(11,615)
Equity in earnings (losses) of unconsolidated real estate partnerships	536	(1,267)	(2,070)	(3,139)
Real estate impairment (losses) recoveries, net	—	(4,411)	813	(6,120)
Gain on dispositions of unconsolidated real estate and other	12,647	3,258	34,567	18,958

Loss before minority interests and discontinued operations	(4,989)	(17,742)	(26,187)	(33,497)

Minority interests:
Minority interest in consolidated real estate partnerships	(1,130)	(1,561)	(19,628)	5,065
Minority interest in Aimco Operating Partnership, preferred [a]	(1,785)	(1,802)	(7,153)	(7,226)
Minority interest in Aimco Operating Partnership, common [a]	2,347	4,330	12,914	12,535

Total minority interests	(568)	967	(13,867)	10,374

Loss from continuing operations	(5,557)	(16,775)	(40,054)	(23,123)

Income from discontinued operations, net [b]	90,677	31,807	219,461	94,105

Net income	85,120	15,032	179,407	70,982

Net income attributable to preferred stockholders	16,388	21,693	81,132	87,948

Net income (loss) attributable to common stockholders	$68,732	$(6,661)	$98,275	$(16,966)

Weighted average number of common shares outstanding	95,715	94,282	95,758	93,894

Weighted average number of common shares and common share equivalents outstanding	95,715	94,282	95,758	93,894

Earnings (loss) per common share — basic:
(Loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.23)	$(0.41)	$(1.27)	$(1.18)
Income from discontinued operations	0.95	0.34	2.30	1.00

Net income (loss) attributable to common stockholders	$0.72	$(0.07)	$1.03	$(0.18)

Earnings (loss) per common share — diluted:
(Loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.23)	$(0.41)	$(1.27)	$(1.18)
Income from discontinued operations	0.95	0.34	2.30	1.00

Net income (loss) attributable to common stockholders	$0.72	$(0.07)	$1.03	$(0.18)

GAAP Income Statements (continued)

Notes to Consolidated Statements of Income

[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Rental and other property revenues	$9,412	$40,931	$77,851	$212,390
Property operating expenses	(4,711)	(22,474)	(40,175)	(112,151)
Other (expenses) income, net	(1,838)	(1,154)	(5,976)	(3,218)
Depreciation and amortization	(2,612)	(12,010)	(20,101)	(58,634)
Interest expense	(1,707)	(8,904)	(15,957)	(46,654)
Interest income	238	192	798	742
Minority interest in consolidated real estate partnerships	(136)	513	2,753	2,992

Income (loss) from operations	(1,354)	(2,906)	(807)	(4,533)

Gain on dispositions of real estate, net of minority partners’ interest	106,549	24,677	260,206	102,972
Real estate impairment (losses) recoveries, net	311	4,559	434	(3,836)
Recovery of deficit distributions to minority partners	(2,457)	10,700	15,927	14,604
Income tax arising from disposals	(2,721)	(1,633)	(32,918)	(4,481)
Minority interest in Aimco Operating Partnership	(9,651)	(3,590)	(23,381)	(10,621)

Income from discontinued operations	$90,677	$31,807	$219,461	$94,105

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Buildings and improvements	$9,561,537	$8,002,413
Land	2,420,948	2,196,111
Accumulated depreciation	(2,901,267)	(2,009,286)

NET REAL ESTATE	9,081,218	8,189,238
Cash and cash equivalents	229,824	161,730
Restricted cash	347,506	283,684
Accounts receivable	85,772	59,889
Accounts receivable from affiliates	20,763	43,070
Deferred financing costs	73,749	63,738
Notes receivable from unconsolidated real estate partnerships	40,641	177,200
Notes receivable from non-affiliates	139,352	23,760
Investment in unconsolidated real estate partnerships	39,000	173,437
Other assets	231,950	211,245
Deferred income tax asset, net	—	9,835
Assets held for sale	—	622,334

TOTAL ASSETS	$10,289,775	$10,019,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$936,082	$995,897
Property loans payable	5,329,011	4,320,688
Term loans	400,000	400,000
Credit facility	140,000	217,000
Other borrowings	67,660	88,272

TOTAL INDEBTEDNESS	6,872,753	6,021,857
Accounts payable	54,972	34,381
Accrued liabilities and other	410,071	335,363
Deferred income	165,684	46,466
Security deposits	44,428	36,767
Deferred income tax liability, net	4,379	—
Liabilities related to assets held for sale	—	392,815

TOTAL LIABILITIES	7,552,287	6,867,649

Minority interest in consolidated real estate partnerships	212,149	217,679
Minority interest in Aimco Operating Partnership	182,827	217,729
STOCKHOLDERS’ EQUITY
Class A Common Stock	968	957
Additional paid-in capital	3,095,564	3,081,706
Perpetual preferred stock	723,500	860,250
Convertible preferred stock	100,000	150,000
Distributions in excess of earnings	(1,572,806)	(1,350,899)
Notes due on common stock purchases	(4,714)	(25,911)

TOTAL STOCKHOLDERS’ EQUITY	2,342,512	2,716,103

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,289,775	$10,019,160

GAAP Statements of Cash Flows

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$179,407	$70,982
Depreciation and amortization	470,597	376,231
Adjustments to income from discontinued operations	(235,838)	(47,477)
Other adjustments to reconcile net income	45,906	(15,929)
Changes in operating assets and liabilities	48,895	(28,258)

Net cash provided by operating activities	508,967	355,549

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(137,053)	(243,996)
Capital expenditures	(512,564)	(443,882)
Proceeds from dispositions of real estate	968,929	718,434
Change in funds held in escrow from tax-free exchanges	(19,021)	(4,571)
Cash from newly consolidated properties	23,269	4,186
Proceeds from sale of investments in real estate partnerships	33,731	—
Purchases of partnership interests	(28,469)	(111,372)
Originations of notes receivable	(94,640)	(38,336)
Proceeds from repayment of notes receivable	9,604	28,556
Distributions received from investments in unconsolidated real estate partnerships	11,931	57,706
Other investing activities	635	(16,686)

Net cash provided by (used in) investing activities	256,352	(49,961)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	1,185,670	721,414
Principal repayments on property loans	(1,004,142)	(735,816)
Proceeds from tax-exempt bond financing	75,568	—
Principal repayments on tax-exempt bond financing	(229,287)	(78,648)
Net borrowings (repayments) on term loans and revolving credit facility	(77,000)	248,300
Proceeds from issuance of preferred stock, net	97,491	—
Redemption of preferred stock	(286,750)	(31,250)
Repurchase of Class A Common Stock	(109,937)	(4,503)
Proceeds from Class A Common Stock option exercises	107,611	2,324
Payment of Class A Common Stock dividends	(231,697)	(226,815)
Payment of preferred stock dividends	(74,700)	(86,582)
Payment of distributions to minority interest	(130,585)	(78,739)
Other financing activities	(19,467)	21,114

Net cash used in financing activities	(697,225)	(249,201)

NET INCREASE IN CASH AND CASH EQUIVALENTS	68,094	56,387
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	161,730	105,343

CASH AND CASH EQUIVALENTS AT END OF YEAR	$229,824	$161,730

Outlook and Forward Looking Statement
First Quarter and Full Year 2007
(unaudited)

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of first quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	First Quarter 2007	Full Year 2007
GAAP earnings per share [1]	-$0.14 to -$0.10	-$0.10 to $0.05
Add: Depreciation and other	$0.85	$3.35
FFO per share [2]	$0.71 to $0.75	$3.25 to $3.40
AFFO per share [3]		greater than $2.40
2007 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	-2.75% to -1.75%
NOI change — 2007 v. 2006	5.75% to 6.75%	5.5% to 7.5%
Gross dispositions [4]		$400M to $600M	(Aimco share $300M — $450M)
Gross acquisitions [5]		$150M to $200M

[1] Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) gains or losses on early repayment of debt.

[2] FFO per share represents FFO before impairments.

[3] Outlook for AFFO is provided on an annual basis.

[4] Aimco anticipates gross sales proceeds of $400 to $600 million for 2007 ($340 to $510 million related to conventional properties and $60 to $90 million related to affordable properties). Aimco share of proceeds is expected to be $300 to $450 million ($270 to $405 million related to conventional properties and $30 to $45 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $150 to $200 million ($135 to $175 million related to conventional properties and $15 to $25 million related to affordable properties). The potential sales of the North and Central towers of the Flamingo South Beach property are not included in the dispositions total.

[5] Gross acquisitions include property acquisitions, limited partnership acquisitions and repurchase of Aimco stock.

SUPPLEMENTAL INFORMATION

Schedule 1	—	Funds From Operations and Adjusted Funds From Operations

Schedule 2a	—	Business Component Proportionate Income Statement Presentation, 4Q

Schedule 2b	—	Business Component Proportionate Income Statement Presentation, Year-to-Date

Schedule 3	—	Business Component Proportionate Balance Sheet Presentation

Schedule 4	—	Share Data

Schedule 5	—	Selected Debt Information

Schedule 6a	—	Same Store Sales (4Q 2006 v. 4Q 2005)

Schedule 6b	—	Same Store Sales (4Q 2006 v. 3Q 2006)

Schedule 6c	—	Same Store Sales (2006 v. 2005)

Schedule 7	—	Selected Portfolio Performance Data

Schedule 8	—	Property Sales and Acquisitions Activity

Schedule 9	—	Capital Expenditures

Schedule 10	—	Summary of Redevelopment Activity

Schedule 11	—	Apartment Unit Summary

Glossary

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income (loss) attributable to common stockholders [a]	$68,732	$(6,661)	$98,275	$(16,966)
Adjustments:
Depreciation and amortization [b]	127,374	97,272	470,597	376,231
Depreciation and amortization related to non-real estate assets	(5,042)	(5,109)	(19,620)	(17,700)
Depreciation of rental property related to minority partners and unconsolidated entities [c]	9,541	(1,202)	(4,409)	(12,474)
Depreciation of rental property related to minority partners’ interest — adjustment [h]	—	—	7,377	—
Gain on dispositions of unconsolidated real estate and other	(12,647)	(3,258)	(34,567)	(18,958)
Gain on dispositions of non-depreciable assets	2,266	31	11,525	2,480
Deficit distributions to minority partners [d]	876	5,896	21,004	11,615
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(106,549)	(24,677)	(260,206)	(102,972)
Depreciation of rental property, net of minority partners’ interest [c]	3,264	11,060	16,910	51,897
Deficit distributions (recovery of deficit distributions) to minority partners [d]	2,457	(10,700)	(15,927)	(14,604)
Income tax arising from disposals	2,721	1,632	32,918	4,481
Minority interest in Aimco Operating Partnership’s share of above adjustments	(2,395)	(7,004)	(21,721)	(28,381)
Preferred stock dividends	16,388	21,693	74,284	86,824
Redemption related preferred stock issuance costs	—	—	6,848	1,123

Funds From Operations	$106,986	$78,973	$383,288	$322,596
Preferred stock dividends	(16,388)	(21,693)	(74,284)	(86,825)
Redemption related preferred stock issuance costs	—	—	(6,848)	(1,123)
Dividends/distributions on dilutive preferred securities	60	64	202	168

Funds From Operations Attributable to Common Stockholders — Diluted	$90,658	$57,344	$302,358	$234,816
Real estate impairment losses (recoveries), continuing operations [e]	—	4,411	(813)	6,120
Real estate impairment losses (recoveries), discontinued operations [e]	(311)	(4,559)	(434)	3,836
Redemption related preferred stock issuance costs [f]	—	—	6,848	1,123
Minority interest in Aimco Operating Partnership’s share of above adjustments	28	26	(541)	(1,124)
Dividends/distributions on non-dilutive preferred securities	—	—	42	64

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$90,375	$57,222	$307,460	$244,835
Capital Replacements	(16,466)	(20,320)	(76,599)	(89,661)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	1,603	1,997	7,375	9,093
Dividends/distributions on non-dilutive preferred securities	(60)	(64)	(244)	(232)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$75,452	$38,835	$237,992	$164,035

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	99,834	94,729	98,451	94,465
Dilutive preferred securities	72	111	71	74

	99,906	94,840	98,522	94,539

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	99,834	94,729	98,451	94,465
Dilutive preferred securities	72	111	85	100

	99,906	94,840	98,536	94,565

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	99,834	94,729	98,451	94,465
Dilutive preferred securities	—	—	—	—

	99,834	94,729	98,451	94,465

Per Share:
Funds From Operations — Diluted	$0.91	$0.60	$3.07	$2.48
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.90	$0.60	$3.12	$2.59
Adjusted Funds From Operations — Diluted	$0.76	$0.41	$2.42	$1.74
Dividends paid	$0.60	$0.60	$2.40	$2.40

Supplemental Schedule 1 (continued)

Notes to Funds From Operations and Adjusted Funds From Operations

[a] Represents Aimco’s numerator for basic earnings per common share calculated in accordance with GAAP.

[b] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[c] “Minority partners’ interest” means minority interest in our consolidated real estate partnerships.

[d] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[e] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three months and year ended December 31, 2006 includes $0.3 million and $1.2 million of net impairment recoveries, respectively. FFO for the three months and year ended December 31, 2005 includes $0.1 million of net impairment recoveries and $10.0 million of net impairment losses, respectively.

[f] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three months and year ended December 31, 2006 includes issuance costs of zero and $6.8 million, respectively. FFO for the three months and year ended December 31, 2005 includes issuance costs of zero and $1.1 million, respectively.

[g] Represents Aimco’s denominator for earnings per common share — diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.

[h] Represents prior year depreciation of certain tax credit redevelopment properties that Aimco included in an adjustment to minority interest in real estate partnerships for the three months ended September 30, 2006. This prior year depreciation is added back to determine FFO in accordance with the NAREIT White Paper. See Special Supplement to Aimco’s Third Quarter 2006 Earnings Release for additional information.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation	(page 1 of 3)
Three Months Ended December 31, 2006
(in thousands) (unaudited)

		Proportionate
	Aimco	Share of	Minority	Proportionate				Proportionate
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest [6]	Statement	Conventional	Capital	Corporate	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$300,143	$419	$(42,406)	$258,156	$258,156	$—	$—	$258,156
Acquisition properties [1]	7,921	—	—	7,921	7,921	—	—	7,921
Redevelopment properties [1]	37,832	—	(3,730)	34,102	34,102	—	—	34,102
Disposition properties [3]	—	1,895	—	1,895	1,895	—	—	1,895
Other properties [1]	13,232	162	(1,604)	11,790	11,790	—	—	11,790
Affordable properties [1]	59,819	5,690	(19,557)	45,952	—	45,952	—	45,952

Total rental and other property revenues	418,947	8,166	(67,297)	359,816	313,864	45,952	—	359,816
Property management revenues, primarily from affiliates [4]	3,091	(362)	3,524	6,253	2,811	3,442	—	6,253
Activity fees and asset management revenues, primarily from affiliates	16,551	—	—	16,551	3,569	12,982	—	16,551

Total revenues	438,589	7,804	(63,773)	382,620	320,244	62,376	—	382,620

Expenses:
Property operating expenses:
Same Store properties [2]	129,130	202	(29,727)	99,605	99,605	—	—	99,605
Acquisition properties	2,947	—	—	2,947	2,947	—	—	2,947
Redevelopment properties	15,777	—	(1,791)	13,986	13,986	—	—	13,986
Disposition properties	—	855	—	855	855	—	—	855
Other properties	7,222	58	(788)	6,492	6,492	—	—	6,492
Affordable properties	32,886	3,170	(11,305)	24,751	—	24,751	—	24,751
Casualties	5,020	(124)	(322)	4,574	4,397	177	—	4,574
Property management expenses [5]	10,277	—	(1,650)	8,627	7,453	1,174	—	8,627

Total property operating expenses	203,259	4,161	(45,583)	161,837	135,735	26,102	—	161,837
Property management expenses [6]	1,285	—	1,650	2,935	1,676	1,259	—	2,935
Activity and asset management expenses	2,777	—	—	2,777	—	2,777	—	2,777
Depreciation and amortization	127,374	1,685	7,856	136,915	115,696	21,219	—	136,915
General and administrative expenses	26,035	23	(780)	25,278	9,185	4,054	12,039	25,278
Other expenses (income), net	(35)	(143)	(1,869)	(2,047)	(821)	(1,226)	—	(2,047)

Total expenses	360,695	5,726	(38,726)	327,695	261,471	54,185	12,039	327,695

Operating income	77,894	2,078	(25,047)	54,925	58,773	8,191	(12,039)	54,925
Interest income:
General partner loan interest	2,428	(57)	9,046	11,417	10,168	1,249	—	11,417
Money market and interest bearing accounts	4,845	227	(921)	4,151	1,610	1,267	1,274	4,151
Accretion on discounted notes receivable	5,058	—	—	5,058	100	4,958	—	5,058

Total interest income	12,331	170	8,125	20,626	11,879	7,474	1,274	20,626
Provision for losses on notes receivable	(2,067)	—	—	(2,067)	(1,176)	(891)	—	(2,067)
Interest expense:
Property debt (primarily non-recourse)	(100,692)	(1,714)	16,024	(86,382)	(77,524)	(8,858)	—	(86,382)
Lines of credit	(11,462)	—	—	(11,462)	—	—	(11,462)	(11,462)
Capitalized interest	6,700	2	(232)	6,470	5,883	587	—	6,470

Total interest expense	(105,454)	(1,712)	15,792	(91,374)	(71,641)	(8,271)	(11,462)	(91,374)
Deficit distributions to minority partners	(876)	—	—	(876)	630	(1,506)	—	(876)
Equity in losses of unconsolidated real estate partnerships	536	(536)	—	—	—	—	—	—
Real estate impairment (losses) recoveries, net	—	—	—	—	—	—	—	—
Gain on dispositions of unconsolidated real estate and other	12,647	—	—	12,647	7,883	4,764	—	12,647

Income (loss) before minority interests and discontinued operations	(4,989)	—	(1,130)	(6,119)	6,348	9,761	(22,227)	(6,119)
Minority interests:
Minority interest in consolidated real estate partnerships	(1,130)	—	1,130	—	—	—	—	—
Minority interest in Aimco Operating Partnership	562	—	—	562	(609)	(938)	2,109	562

Total minority interests	(568)	—	1,130	562	(609)	(938)	2,109	562

Income (loss) from continuing operations	(5,557)	—	—	(5,557)	5,739	8,823	(20,118)	(5,557)
Income from discontinued operations, net	90,677	—	—	90,677	99,585	743	(9,651)	90,677

Net income (loss)	$85,120	$—	$—	$85,120	$105,324	$9,566	$(29,769)	$85,120

(See footnotes on page 3 of 3)

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation	(page 2 of 3)
Three Months Ended December 31, 2006
(in thousands) (unaudited)

	Proportionate				Proportionate
	Income		Aimco		Income
Reconciliation of Net Income to FFO, AFFO and FCF:	Statement	Conventional	Capital	Corporate	Statement

Net income (loss) — see above	$85,120	$105,324	$9,566	$(29,769)	$85,120
Real estate depreciation and amortization	136,915	115,696	21,219	—	136,915
Depreciation and amortization related to non-real estate assets	(5,042)	(3,844)	(1,198)	—	(5,042)
Deficit distributions to minority partners	876	(630)	1,506	—	876
Gain on dispositions of unconsolidated real estate and other	(12,647)	(7,883)	(4,764)	—	(12,647)
Gain on dispositions of non-depreciable assets	2,266	1,691	575	—	2,266
Discontinued operations	(98,107)	(97,528)	(579)	—	(98,107)
Minority interest in Aimco Operating Partnership’s share of adjustments	(2,395)	(740)	(1,655)	—	(2,395)
Preferred stock dividends	(16,388)	—	—	(16,388)	(16,388)
Redemption related preferred stock issuance costs	—	—	—	—	—
Dividends/distributions on dilutive preferred securities	60	—	—	60	60

FFO Attributable to Common Stockholders — Diluted	$90,658	$112,086	$24,670	$(46,097)	$90,658

Capital Replacements	(16,466)	(14,359)	(2,107)	—	(16,466)
Real estate impairment losses (recoveries), continuing operations	—	—	—	—	—
Real estate impairment losses (recoveries), discontinued operations	(311)	(311)	—	—	(311)
Redemption related preferred stock issuance costs	—	—	—	—	—
Minority interest in Aimco Operating Partnership’s share of adjustments	1,631	1,426	205	—	1,631
Dividends/distributions on non-dilutive preferred securities	(60)	—	—	(60)	(60)

AFFO Attributable to Common Stockholders — Diluted	$75,452	$98,842	$22,768	$(46,157)	$75,452

Interest expense	91,374	71,641	8,271	11,462	91,374
Discontinued operations	10,990	1,198	141	9,651	10,990
Preferred stock dividends	16,388	—	—	16,388	16,388
Minority interest in Aimco Operating Partnership	(562)	609	938	(2,109)	(562)
Minority interest in Aimco Operating Partnership’s share of adjustments	764	(686)	1,450	—	764

Free Cash Flow (FCF, see Glossary for updated definition)	$194,406	$171,604	$33,568	$(10,765)	$194,406

FCF Breakdown:
Real estate operations	181,512
Property management	3,318
Activity and asset management	13,774
Interest income	20,626
Provision for losses on notes receivable	(2,067)
General and administrative expenses	(25,278)
Other (expenses) income, net	2,047
Discontinued operations	3,250
Gain on dispositions of non-depreciable assets	2,266
Depreciation and amortization related to non-real estate assets	(5,042)

Total FCF	$194,406

(See footnotes on page 3 of 3)

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation	(page 3 of 3)
Three Months Ended December 31, 2006
(in thousands) (unaudited)

Reconciliation of Net Income to FFO, AFFO and FCF:	Three Months Ended December 31, 2006
	FFO	AFFO	FCF

Net income	$85,120	$85,120	$85,120
Interest expense	—	—	91,374
Preferred stock dividends	(16,388)	(16,388)	—
Redemption related preferred stock issuance costs	—	—	—
Proportionate share of depreciation and amortization	136,915	136,915	136,915
Depreciation and amortization related to non-real estate assets	(5,042)	(5,042)	(5,042)
Gain on dispositions of unconsolidated real estate and other	(12,647)	(12,647)	(12,647)
Gain on dispositions of non-depreciable assets	2,266	2,266	2,266
Real estate impairment losses (recoveries), net	—	—	—
Discontinued operations:
Minority interest in Aimco Operating Partnership and interest expense, net of minority partners’ interest	—	—	10,990
Depreciation of rental property, net of minority partners’ interest	3,264	3,264	3,264
Gain on dispositions of real estate, net of minority partners’ interest	(106,549)	(106,549)	(106,549)
Real estate impairment losses (recoveries), net	—	(311)	(311)
Deficit distributions (recovery of deficit distributions) to minority partners	2,457	2,457	2,457
Income tax arising from dispositions	2,721	2,721	2,721
Deficit distributions to minority partners	876	876	876
Capital Replacements	—	(16,466)	(16,466)
Dividends/distributions on dilutive preferred securities	60	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(2,395)	(764)	—
Minority interest in Aimco Operating Partnership	—	—	(562)

Total	$90,658	$75,452	$194,406

Notes to Schedule 2(a):

[1] See definitions and descriptions in Glossary.

[2] Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6b. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

[3] Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

[4] Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the third party share of fees charged to both consolidated and unconsolidated properties.

[5] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[6] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation	(page 1 of 3)
Year Ended December 31, 2006
(in thousands) (unaudited)

		Proportionate
	Aimco	Share of	Minority	Proportionate				Proportionate
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest [6]	Statement	Conventional	Capital	Corporate	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$1,145,826	$1,801	$(178,967)	$968,660	$968,660	$—	$—	$968,660
Acquisition properties [1]	30,690	692	(806)	30,576	30,576	—	—	30,576
Redevelopment properties [1]	169,296	—	(21,865)	147,431	147,431	—	—	147,431
Disposition properties [3]	—	8,376	—	8,376	8,376	—	—	8,376
Other properties [1]	47,119	272	(3,078)	44,313	44,313	—	—	44,313
Affordable properties [1]	237,057	19,389	(82,335)	174,111	—	174,111	—	174,111

Total rental and other property revenues	1,629,988	30,530	(287,051)	1,373,467	1,199,356	174,111	—	1,373,467
Property management revenues, primarily from affiliates [4]	12,312	(1,305)	14,639	25,646	12,230	13,416	—	25,646
Activity fees and asset management revenues, primarily from affiliates	48,694	—	—	48,694	7,311	41,383	—	48,694

Total revenues	1,690,994	29,225	(272,412)	1,447,807	1,218,897	228,910	—	1,447,807

Expenses:
Property operating expenses:
Same Store properties [2]	490,689	800	(95,559)	395,930	395,930	—	—	395,930
Acquisition properties	11,479	363	(424)	11,418	11,418	—	—	11,418
Redevelopment properties	74,786	—	(10,437)	64,349	64,349	—	—	64,349
Disposition properties	—	3,716	—	3,716	3,716	—	—	3,716
Other properties	25,414	122	(1,615)	23,921	23,921	—	—	23,921
Affordable properties	123,023	11,180	(43,837)	90,366	—	90,366	—	90,366
Casualties	(1,643)	(112)	4,463	2,708	3,344	(636)	—	2,708
Property management expenses [5]	34,380	—	(4,211)	30,169	27,407	2,762	—	30,169

Total property operating expenses	758,128	16,069	(151,620)	622,577	530,085	92,492	—	622,577
Property management expenses [6]	4,912	—	4,211	9,123	6,163	2,960	—	9,123
Activity and asset management expenses	9,521	—	—	9,521	—	9,521	—	9,521
Depreciation and amortization	470,597	8,896	(13,308)	466,185	391,680	74,505	—	466,185
General and administrative expenses	98,803	109	(4,301)	94,611	31,244	12,686	50,681	94,611
Other expenses (income), net	8,981	533	(8,451)	1,063	8,788	(7,725)	—	1,063

Total expenses	1,350,942	25,607	(173,469)	1,203,080	967,960	184,439	50,681	1,203,080

Operating income	340,052	3,618	(98,943)	244,727	250,937	44,471	(50,681)	244,727
Interest income:
General partner loan interest	5,842	(323)	28,962	34,481	28,451	6,030	—	34,481
Money market and interest bearing accounts	19,753	913	(3,510)	17,156	5,668	4,731	6,757	17,156
Accretion on discounted notes receivable	6,720	—	—	6,720	189	6,531	—	6,720

Total interest income	32,315	590	25,452	58,357	34,308	17,292	6,757	58,357
Provision for losses on notes receivable	(2,785)	—	—	(2,785)	(1,267)	(1,518)	—	(2,785)
Interest expense:
Property debt (primarily non-recourse)	(390,814)	(6,331)	64,031	(333,114)	(298,517)	(34,597)	—	(333,114)
Lines of credit	(42,162)	—	—	(42,162)	—	—	(42,162)	(42,162)
Capitalized interest	24,901	53	(1,138)	23,816	22,061	1,755	—	23,816

Total interest expense	(408,075)	(6,278)	62,893	(351,460)	(276,456)	(32,842)	(42,162)	(351,460)
Deficit distributions to minority partners	(21,004)	—	—	(21,004)	(15,536)	(5,468)	—	(21,004)
Equity in losses of unconsolidated real estate partnerships	(2,070)	2,070	—	—	—	—	—	—
Real estate impairment (losses) recoveries, net	813	—	—	813	1,043	(230)	—	813
Gain on dispositions of unconsolidated real estate, net	34,567	—	—	34,567	23,265	11,302	—	34,567

Income (loss) before minority interests and discontinued operations	(26,187)	—	(10,598)	(36,785)	16,294	33,007	(86,086)	(36,785)
Minority interests:
Minority interest in consolidated real estate partnerships [7]	(19,628)	—	10,598	(9,030)	—	(9,030)	—	(9,030)
Minority interest in Aimco Operating Partnership	5,761	—	—	5,761	(1,564)	(2,305)	9,630	5,761

Total minority interests	(13,867)	—	10,598	(3,269)	(1,564)	(11,335)	9,630	(3,269)

Income (loss) from continuing operations	(40,054)	—	—	(40,054)	14,730	21,672	(76,456)	(40,054)
Income from discontinued operations, net	219,461	—	—	219,461	264,710	(21,868)	(23,381)	219,461

Net income (loss)	$179,407	$—	$—	$179,407	$279,440	$(196)	$(99,837)	$179,407

(See footnotes on page 3 of 3)

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation	(page 2 of 3)
Year Ended December 31, 2006
(in thousands) (unaudited)

	Proportionate				Proportionate
	Income		Aimco		Income
Reconciliation of Net Income to FFO, AFFO and FCF:	Statement	Conventional	Capital	Corporate	Statement
Net income (loss) — see above	$179,407	$279,440	$(196)	$(99,837)	$179,407
Real estate depreciation and amortization	466,188	391,683	74,505	—	466,188
Depreciation and amortization related to non-real estate assets	(19,620)	(14,527)	(5,093)	—	(19,620)
Depreciation and amortization — ownership adjustment [8]	7,377	—	7,377	—	7,377
Deficit distributions to minority partners	21,004	15,536	5,468	—	21,004
Gain on dispositions of unconsolidated real estate and other	(34,567)	(23,265)	(11,302)	—	(34,567)
Gain on dispositions of non-depreciable assets	11,525	10,952	573	—	11,525
Discontinued operations	(226,305)	(249,816)	23,511	—	(226,305)
Minority interest in Aimco Operating Partnership’s share of adjustments	(21,721)	(12,570)	(9,151)	—	(21,721)
Preferred stock dividends	(74,284)	—	—	(74,284)	(74,284)
Redemption related preferred stock issuance costs	(6,848)	—	—	(6,848)	(6,848)
Dividends/distributions on dilutive preferred securities	202	—	—	202	202

FFO Attributable to Common Stockholders — Diluted	$302,358	$397,433	$85,692	$(180,767)	$302,358

Capital Replacements	(76,599)	(69,197)	(7,402)	—	(76,599)
Real estate impairment losses (recoveries), continuing operations	(813)	(1,043)	230	—	(813)
Real estate impairment losses (recoveries), discontinued operations	(434)	184	(618)	—	(434)
Redemption related preferred stock issuance costs	6,848	—	—	6,848	6,848
Minority interest in Aimco Operating Partnership’s share of adjustments	6,834	6,151	683	—	6,834
Dividends/distributions on non-dilutive preferred securities	(202)	—	—	(202)	(202)

AFFO Attributable to Common Stockholders — Diluted	$237,992	$333,528	$78,585	$(174,121)	$237,992

Interest expense	351,460	276,458	32,840	42,162	351,460
Interest expense — ownership adjustment [8]	7,172	—	7,172	—	7,172
Discontinued operations	35,694	11,186	1,127	23,381	35,694
Preferred stock dividends	74,284	—	—	74,284	74,284
Minority interest in Aimco Operating Partnership	(5,761)	1,564	2,305	(9,630)	(5,761)
Minority interest in Aimco Operating Partnership’s share of adjustments	14,885	6,419	8,466	—	14,885

Free Cash Flow (FCF, see Glossary for updated definition)	$715,726	$629,155	$130,495	$(43,924)	$715,726

FCF Breakdown:
Real estate operations	674,287
Real estate operations and other — ownership adjustment [8]	5,518
Property management	16,523
Activity and asset management	39,173
Interest income	58,358
Provision for losses on notes receivable	(2,785)
General and administrative expenses	(94,611)
Other (expenses) income, net	(1,058)
Discontinued operations	28,416
Gain on dispositions of non-depreciable assets	11,525
Depreciation and amortization related to non-real estate assets	(19,620)

Total FCF	$715,726

(See footnotes on page 3 of 3)

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation	(page 3 of 3)
Year Ended December 31, 2006
(in thousands) (unaudited)

Reconciliation of Net Income to FFO, AFFO and FCF:	Year Ended December 31, 2006
	FFO	AFFO	FCF

Net income	$179,407	$179,407	$179,407
Interest expense	—	—	351,460
Interest expense — ownership adjustment [8]	—	—	7,172
Preferred stock dividends	(74,284)	(74,284)	—
Redemption related preferred stock issuance costs	(6,848)	—	—
Proportionate share of depreciation and amortization	466,188	466,188	466,188
Depreciation and amortization related to non-real estate assets	(19,620)	(19,620)	(19,620)
Depreciation and amortization — ownership adjustment [8]	7,377	7,377	7,377
Gain on dispositions of unconsolidated real estate and other	(34,567)	(34,567)	(34,567)
Gain on dispositions of non-depreciable assets	11,525	11,525	11,525
Real estate impairment losses (recoveries)	—	(813)	(813)
Discontinued operations:	—	—	—
Minority interest in Aimco Operating Partnership and interest expense, net of minority partners’ interest	—	—	35,694
Depreciation of rental property, net of minority partners’ interest	16,908	16,908	16,908
Gain on dispositions of real estate, net of minority partners’ interest	(260,206)	(260,206)	(260,206)
Real estate impairment losses (recoveries)	—	(434)	(434)
Deficit distributions (recovery of deficit distributions) to minority partners	(15,927)	(15,927)	(15,927)
Income tax arising from dispositions	32,918	32,918	32,918
Deficit distributions to minority partners	21,004	21,004	21,004
Capital Replacements	—	(76,599)	(76,599)
Dividends/distributions on dilutive preferred securities	202	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(21,719)	(14,885)	—
Minority interest in Aimco Operating Partnership	—	—	(5,761)

Total	$302,358	$237,992	$715,726

Notes to Schedule 2(b):

[1] See definitions and descriptions in Glossary.

[2] Same store amounts in this schedule may differ from the same store amounts in Schedule 6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

[3] Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

[4] Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the third party share of fees charged to both consolidated and unconsolidated properties.

[5] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[6] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

[7] Minority interest in real estate partnerships as reported in Aimco’s GAAP income statement includes $10,598,000 for the nine months ended September 30, 2006 and, as discussed in the Special Supplement to Aimco’s Third Quarter Earnings Release, a $9,030,000 adjustment related to the period April 1, 2004 through December 31, 2005. The adjustment is not allocated to individual components of revenues and expenses to ensure that the other amounts in the proportionate income statement consist only of activity for the year ended December 31, 2006.

[8] The effects of prior period ownership adjustments (see Special Supplement to Aimco’s third Quarter Earnings Release) on real estate operations, depreciation and amortization, and interest expense are presented separately in the reconciliations of net income to FFO, AFFO and FCF, and in the breakdown of FCF.

Supplemental Schedule 3

Business Component Proportionate Balance Sheet Presentation
As of December 31, 2006
(in thousands) (unaudited)

	Consolidated
	GAAP	Proportionate
	Balance Sheet	Share of	Minority	Proportionate				Proportionate
	as of	Unconsolidated	Partners’	Balance		Aimco		Balance
	December 31, 2006	Partnerships [a]	Interest [b] [e]	Sheet [c][e]	Conventional	Capital [e]	Corporate	Sheet [c][e]

ASSETS
Buildings and improvements	$9,561,537	$97,049	$(1,477,339)	$8,181,247	$7,233,313	$947,934	$—	$8,181,247
Land	2,420,948	19,200	(112,016)	2,328,132	2,218,884	109,248	—	2,328,132
Accumulated depreciation	(2,901,267)	(37,047)	911,189	(2,027,125)	(1,806,153)	(220,972)	—	(2,027,125)

NET REAL ESTATE	9,081,218	79,202	(678,166)	8,482,254	7,646,044	836,210	—	8,482,254
Cash and cash equivalents	229,824	2,951	(57,720)	175,055	103,445	71,610	—	175,055
Restricted cash	347,506	5,797	(72,624)	280,679	179,608	101,071	—	280,679
Accounts receivable	85,772	769	—	86,541	57,921	28,620	—	86,541
Accounts receivable from affiliates	20,763	—	—	20,763	8,346	12,417	—	20,763
Deferred financing costs	73,749	—	—	73,749	57,430	16,319	—	73,749
Notes receivable from unconsolidated real estate partnerships	40,641	—	—	40,641	7,080	33,561	—	40,641
Notes receivable from non-affiliates	139,352	—	—	139,352	99,160	40,192	—	139,352
Investment in unconsolidated real estate partnerships	39,000	(8,286)	—	30,714	(6,179)	36,893	—	30,714
Other assets	231,950 [d]	14,950	—	246,900	131,615	115,285	—	246,900
Assets held for sale	—	—	—	—	—	—	—	—

TOTAL ASSETS	$10,289,775	$95,383	$(808,510)	$9,576,648	$8,284,470	$1,292,178	$—	$9,576,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	936,082	$147	$(24,825)	$911,404	$832,243	$79,161	$—	$911,404
Property loans payable	5,329,011	85,197	(852,483)	4,561,725	4,046,800	514,925	—	4,561,725
Term loans	400,000	—	—	400,000	—	—	400,000	400,000
Credit facility	140,000	—	—	140,000	—	—	140,000	140,000
Other borrowings	67,660	—	—	67,660	55,077	12,583	—	67,660

TOTAL INDEBTEDNESS	6,872,753	85,344	(877,308)	6,080,789	4,934,120	606,669	540,000	6,080,789
Accounts payable	54,972	10,039	—	65,011	48,212	16,799	—	65,011
Accrued liabilities and other	410,071	—	—	410,071	339,362	67,192	—	406,554
Deferred income	165,684	—	—	165,684	91,406	77,795	—	169,201
Security deposits	44,428	—	—	44,428	38,569	5,859	—	44,428
Deferred income tax liability, net	4,379	—	—	4,379	4,379	—	—	4,379
Liabilities related to assets held for sale	—	—	—	—	—	—	—	—

TOTAL LIABILITIES	7,552,287	95,383	(877,308)	6,770,362	5,456,048	774,314	540,000	6,770,362

Minority interest in consolidated real estate partnerships	212,149	—	68,798	280,947	248,608	32,339	—	280,947
Minority interest in Aimco Operating Partnership	182,827	—	—	182,827	—	—	182,827	182,827

NET OPERATING ASSETS		$—	$—	$2,342,512	$2,579,814	$485,525	$(722,827)	$2,342,512

STOCKHOLDERS’ EQUITY
Class A Common Stock	968
Additional paid-in capital	3,095,564
Perpetual preferred stock	723,500
Convertible preferred stock	100,000
Distributions in excess of earnings	(1,572,806)
Notes due on common stock purchases	(4,714)

TOTAL STOCKHOLDERS’ EQUITY	2,342,512

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,289,775

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $173.0 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of December 31, 2006, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $81.9 million related to goodwill and $8.7 million related to investment in management contracts.

[e]	As discussed in the Special Supplement to Aimco’s Third Quarter Earnings Release, Aimco’s ownership of certain tax credit redevelopment properties was adjusted to 100% in the third quarter of 2006.

Supplemental Schedule 4
Share Data
As of December 31, 2006
(in thousands) (unaudited)

				Shares/Units	Current Quarter	Current Quarter	Current Quarter
				Outstanding	Weighted Average	Weighted Average	Weighted Average
	Redemption			As of December 31,	Outstanding Shares	Outstanding Shares	Outstanding Shares
	Date (1)	Coupon	Amount	2006	(EPS)	(FFO)	(AFFO)

Class A Common Stock				96,820	95,715 [2]	95,715 [2]	95,715 [2]
Common Partnership Units and equivalents				10,136 [7]	—	—	—
Other dilutive common stock equivalents				—	—	4,119 [8]	4,119 [8]

Total				106,956	95,715	99,834	99,834

Perpetual Preferred Stock [3]:
Class G	7/15/2008	9.375%	$101,250	4,050	—	—	—
Class T	7/31/2008	8.00%	150,000	6,000	—	—	—
Class U	3/24/2009	7.75%	200,000	8,000	—	—	—
Class V	9/29/2009	8.00%	86,250	3,450	—	—	—
Class Y	12/21/2009	7.875%	86,250	3,450	—	—	—
Series A Community Reinvestment Act	6/30/2011	6.620%[5a]	100,000	0 [5b]

Total perpetual preferred stock			723,750	24,950	—	—	—

Convertible Preferred Stock:
Class W [4]	9/30/2007	8.10%	100,000	1,905	—	—	—
Total convertible preferred stock			100,000	1,905	—	—	—

Preferred Partnership Units [6]		8.06%	89,208	3,257	—	72	—

Total preferred securities			$912,958	30,112	—	72	—

Total common, common equivalents and dilutive securities					95,715	99,906	99,834

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Includes a deduction of 916,000 for non-recourse shares and unvested restricted stock.

[3]	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

[4]	Conversion ratio for Class W is 1.0 to 1.0.

[5a]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

[5b]	Represents 200 shares at a liquidation preference per share of $500,000.

[6]	Coupon is based on a weighted average.

[7]	Consists of 7,756,000 Common Partnership Units and 2,379,000 Class I High Performance Partnership Units.

[8]	Other dilutive common stock equivalents includes 3,238,000 for the potential dilutive effects of stock options, unvested restricted stock and non-recourse shares and 881,000 for the number of equivalent common OP units that would be issued if the applicable measurement periods for Class VIII and IX HPUs, which end on December 31, 2007 and 2008, respectively, had ended on December 31, 2006.

Supplemental Schedule 5 Selected Debt Structure and Maturity Data As of December 31, 2006 (dollars in thousands) (unaudited)	(page 1 of 2)

I. Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Minority	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	(years)	Average Rate

Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,151,894	$37,156	$(566,576)	$3,622,474	10.5	6.36%
Floating rate loans payable	469,001	—	(44,674)	424,327	2.0	6.49%

Total property loans payable:	4,620,895	37,156	(611,250)	4,046,801	9.6	6.38%
Fixed rate tax-exempt bonds	204,666	—	(7,631)	197,035	16.6	6.02%
Floating rate tax-exempt bonds	640,550	—	(5,342)	635,208	13.1	4.23%

Total property tax-exempt bond financing:	845,216	—	(12,973)	832,243	13.9	4.66%

Total Property Debt on Conventional Portfolio	5,466,111	37,156	(624,223)	4,879,044	10.3	6.08%

Affordable Portfolio:
Fixed rate loans payable	694,365	39,927	(241,233)	493,059	17.6	5.54%
Floating rate loans payable	13,751	8,114	—	21,865	3.9	5.70%

Total property loans payable:	708,116	48,041	(241,233)	514,924	17.0	5.55%
Fixed rate tax-exempt bonds	90,866	147	(11,852)	79,161	26.6	5.25%
Floating rate tax-exempt bonds	—	—	—	—	—

Total property tax-exempt bond financing:	90,866	147	(11,852)	79,161	26.6	5.25%

Total Property Debt on Affordable Portfolio	798,982	48,188	(253,085)	594,085	18.3	5.51%

Total Property Debt	$6,265,093	$85,344	$(877,308)	$5,473,129	11.2	6.02%

Corporate Debt:

Term Loan	$400,000	$—	$—	$400,000	—	6.91%
Credit Facility	140,000	—	—	140,000	—	6.73%

Total Corporate Debt	$540,000	$—	$—	$540,000	—	6.86%

Total Debt [1]	$6,805,093	$85,344	$(877,308)	$6,013,129		6.10%

[1] Total debt does not include other borrowings of $67,660.

II. Debt Maturities

Consolidated Property Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Q1 2007	$35,907	$21,328	$57,235	0.9%	6.60%
Q2 2007	36,525	15,294	51,819	0.8%	4.94%
Q3 2007	36,750	121,043	157,793	2.5%	6.41%
Q4 2007	37,626	110,381	148,007	2.4%	6.74%
Q1 2008	35,305	129,113	164,418	2.6%	8.00%
Q2 2008	35,507	64,792	100,299	1.6%	5.98%
Q3 2008	34,428	73,731	108,159	1.7%	5.70%
Q4 2008	34,714	113,236	147,950	2.4%	5.81%
2009	143,258	400,202	543,460	8.7%	5.33%
2010	151,025	187,399	338,424	5.4%	6.34%
Thereafter			4,447,529	71.0%

Total Property Debt:			$6,265,093	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2011	$—	$400,000	$400,000	74.1%	6.91%
2009	$—	$140,000	$140,000	25.9%	6.73%

Total Corporate Debt:	$—	$540,000	$540,000	100.0%	6.86%

Supplemental Schedule 5 Selected Debt Structure and Maturity Data As of December 31, 2006 (in millions)	(page 2 of 2)

III. Loan Closings

FOURTH QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds [1]	Rate	Rate

Refinancings:
Fixed Rate	$163.9	$282.0	$152.7	$266.5	$112.3	6.20%	5.69%
Floating Rate	32.5	30.5	32.5	30.5	(2.3)	5.08%	5.02%
Affordable, Mark-to-Market and Other	3.50	5.0	0.50	0.7	0.2	7.50%	5.53%

Loans Relating to Acquisitions:
Fixed Rate	—	25.0	—	25.0	24.8	—	5.56%

Totals	$199.9	$342.5	$185.7	$322.7	$135.0	6.10%	5.62%

YEAR-TO-DATE LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds [1]	Rate	Rate

Refinancings:
Fixed Rate	$499.4	$992.9	$471.1	$932.7	$452.7	6.23%	5.68%
Floating Rate	77.7	139.1	72.8	136.4	62.3	6.97%	5.42%
Affordable, Mark-to-Market and Other	9.2	43.5	4.1	31.1	22.5	6.90%	5.69%

Loans Relating to Acquisitions:
Fixed Rate	—	59.3	—	52.4	51.9	—	5.85%

Totals	$586.3	$1,234.8	$548.0	$1,152.6	$589.4	6.34%	5.66%

[1] Aimco net proceeds is after transaction costs and any release of escrow funds.

IV. Capitalization

	June 30, 2006		September 30, 2006		December 31, 2006
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$400	4%	$555	5%	$540	4%

Property debt (Aimco’s share)	5,222	42%	5,368	43%	5,473	44%

Total Debt	5,622	46%	5,923	48%	6,013	48%

Less: Cash and restricted cash	(492)	-5%	(418)	-3%	(456)	-4%

Net Debt	5,130	47%	5,505	45%	5,557	45%

Preferred equity	1,087	10%	913	7%	913	7%

Common equity at market [1]	4,668	43%	5,772	47%	5,992	48%

Total Capitalization	$10,885	100%	$12,190	100%	$12,462	100%

[1]	Common equity at market at December 31, 2006 was calculated using 106.956 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $56.02 per share/unit on December 29, 2006.

V. Credit Ratings

Moody’s Investor Service	Senior Unsecured Shelf	(P) Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (stable outlook)
Fitch	Bank Credit Facility	BBB- (stable outlook)

Supplemental Schedule 6(a)

Same Store Sales
Fourth Quarter 2006 Compared to Fourth Quarter 2005
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					December 31, 2006				December 31, 2005				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291		44%	$1,863	$704	$1,159		$1,756	$704	$1,053		$107	6.1%	$0	0.1%	$106	10.1%
Los Angeles-Long Beach — Ventura	12	2,638		88%	13,434	4,068	9,366		12,171	4,322	7,849		1,262	10.4%	(254)	-5.9%	1,517	19.3%
Orange County — Riverside	7	1,651		88%	5,859	1,756	4,103		5,613	1,722	3,891		246	4.4%	34	2.0%	212	5.5%
San Diego	5	1,719		93%	5,352	1,700	3,652		5,348	1,593	3,755		4	0.1%	107	6.7%	(103)	-2.7%

	29	7,299		81.6%	26,509	8,228	18,281	95.8%	24,889	8,341	16,548	95.5%	1,620	6.5%	(113)	-1.4%	1,733	10.5%
Florida
Jacksonville	2	592		100%	1,331	512	819		1,323	503	819		8	0.6%	9	1.7%	(0)	0.0%
Miami/Fort Lauderdale	10	3,225		86%	10,306	3,995	6,310		9,923	3,867	6,056		383	3.9%	128	3.3%	254	4.2%
Orlando — Daytona	21	5,390		93%	12,403	5,220	7,184		11,792	4,814	6,979		611	5.2%	406	8.4%	205	2.9%
Tampa-St. Petersburg	16	3,983		79%	7,461	3,187	4,274		7,078	3,024	4,054		383	5.4%	163	5.4%	220	5.4%
West Palm Beach-Boca	5	1,505		100%	4,274	1,711	2,563		4,211	1,804	2,406		63	1.5%	(94)	-5.2%	157	6.5%

	54	14,695		88.7%	35,775	14,625	21,150	92.6%	34,326	14,012	20,314	97.7%	1,449	4.2%	613	4.4%	836	4.1%
Midwest
Chicago	18	4,598		85%	11,938	4,931	7,006		11,150	4,877	6,273		788	7.1%	54	1.1%	734	11.7%
Cincinnati — Dayton	6	1,587		68%	2,460	1,022	1,437		2,232	1,114	1,119		228	10.2%	(91)	-8.2%	319	28.5%
Columbus	8	1,942		73%	2,629	1,219	1,411		2,354	1,311	1,043		276	11.7%	(92)	-7.0%	368	35.3%
Detroit — Ann Arbor	6	1,665		62%	2,252	1,030	1,222		2,241	1,346	895		10	0.5%	(317)	-23.5%	327	36.5%
Grand Rapids-Lansing	11	4,402		78%	6,521	3,274	3,247		6,328	3,446	2,882		193	3.0%	(172)	-5.0%	364	12.6%
Indianapolis/Fort Wayne	25	9,962		92%	16,018	7,340	8,678		15,575	7,498	8,077		443	2.8%	(158)	-2.1%	600	7.4%
Minneapolis — St. Paul	4	1,222		81%	3,260	1,262	1,998		3,216	1,078	2,138		45	1.4%	184	17.1%	(140)	-6.5%
Midwest other	7	1,773		43%	1,469	698	771		1,486	661	825		(17)	-1.1%	37	5.7%	(54)	-6.6%

	85	27,151		80.1%	46,546	20,776	25,770	94.7%	44,582	21,330	23,252	93.5%	1,964	4.4%	(553)	-2.6%	2,517	10.8%
Northeast
Baltimore	9	1,772		85%	4,917	1,736	3,181		4,528	1,808	2,720		389	8.6%	(72)	-4.0%	461	16.9%
New England	16	5,745		100%	19,743	6,614	13,129		19,273	6,666	12,607		470	2.4%	(52)	-0.8%	522	4.1%
Philadelphia — New York	13	5,522		85%	17,460	5,874	11,585		16,465	6,389	10,076		995	6.0%	(515)	-8.1%	1,510	15.0%
Washington	18	9,066		90%	26,981	9,385	17,596		26,080	9,206	16,874		901	3.5%	179	1.9%	722	4.3%

	56	22,105		91.1%	69,101	23,609	45,491	95.5%	66,346	24,069	42,277	96.3%	2,755	4.2%	(460)	-1.9%	3,215	7.6%
Southeast
Atlanta	9	2,484		80%	4,285	2,267	2,017		3,996	2,059	1,936		289	7.2%	208	10.1%	81	4.2%
Savannah/Augusta	2	416		100%	971	313	658		882	357	526		89	10.1%	(44)	-12.4%	133	25.3%
Charlotte-Gastonia	5	1,100		90%	1,683	841	842		1,474	871	602		209	14.2%	(30)	-3.5%	239	39.7%
Columbia/Charleston	6	1,238		70%	1,691	782	909		1,605	704	901		86	5.3%	78	11.1%	8	0.9%
Nashville	8	2,492		78%	4,512	1,899	2,613		4,216	1,898	2,318		296	7.0%	1	0.0%	295	12.7%
Norfolk	10	3,161		87%	7,633	2,443	5,190		7,164	2,469	4,694		470	6.6%	(26)	-1.1%	496	10.6%
Raleigh-Durham-Chapel Hill	8	2,247		76%	3,206	1,449	1,757		2,801	1,400	1,401		405	14.5%	50	3.5%	355	25.4%
Richmond — Petersburg	3	744		80%	1,487	506	981		1,327	485	842		160	12.0%	21	4.3%	139	16.5%
Southeast other	7	1,183		61%	1,269	633	636		1,217	598	619		52	4.2%	35	5.8%	17	2.7%

	58	15,065		79.5%	26,736	11,134	15,603	93.5%	24,682	10,843	13,839	92.1%	2,054	8.3%	291	2.7%	1,763	12.7%
Texas
Austin-San Marcos	7	1,497		100%	3,095	1,485	1,610		2,952	1,433	1,519		143	4.8%	52	3.6%	91	6.0%
Dallas-Fort Worth	17	4,206		84%	6,912	3,367	3,545		6,523	3,545	2,977		389	6.0%	(179)	-5.0%	568	19.1%
Houston — Galveston	36	9,570		78%	14,477	7,162	7,315		13,382	7,452	5,930		1,095	8.2%	(290)	-3.9%	1,385	23.4%
San Antonio	9	1,951		95%	3,197	1,517	1,680		3,135	1,577	1,559		62	2.0%	(60)	-3.8%	122	7.8%
Texas other	2	481		44%	389	184	205		366	200	167		23	6.2%	(16)	-7.9%	38	23.0%

	71	17,705		82.3%	28,070	13,715	14,355	93.8%	26,359	14,207	12,151	93.1%	1,711	6.5%	(492)	-3.5%	2,203	18.1%
West
Colorado Front Range	23	5,109		83%	9,658	3,897	5,761		9,277	4,219	5,059		381	4.1%	(321)	-7.6%	703	13.9%
Phoenix-Mesa	17	4,375		94%	8,274	3,567	4,706		7,664	3,475	4,189		610	8.0%	93	2.7%	517	12.3%
Salt Lake City-Ogden	4	1,511		86%	2,513	950	1,562		2,337	1,016	1,320		176	7.5%	(66)	-6.5%	242	18.3%
Seattle	4	468		59%	744	322	422		689	261	428		55	8.0%	61	23.5%	(6)	-1.4%
West other	7	2,036		84%	3,204	1,552	1,652		2,980	1,518	1,462		223	7.5%	33	2.2%	190	13.0%

	55	13,499		86.3%	24,392	10,288	14,104	94.5%	22,947	10,488	12,458	95.0%	1,446	6.3%	(200)	-1.9%	1,646	13.2%

SAME STORE SALES TOTALS	408	117,519	[2]	84.3%	$257,129	$102,375	$154,754	94.3%	$244,131	$103,290	$140,841	94.6%	$12,998	5.3%	$(915)	-0.9%	$13,913	9.9%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]					161,818	100,884	60,934		106,737	65,890	40,847

Total rental and other property revenues and property operating expense per GAAP income statement					$418,947	$203,259	$215,688		$350,868	$169,180	$181,688

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

[2]	Same Store Effective Units were approximately 99,000 at December 31, 2006.

Supplemental Schedule 6(b)

Same Store Sales
Fourth Quarter 2006 Compared to Third Quarter 2006
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					December 31, 2006				September 30, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291		44%	$1,863	$704	$1,159		$1,836	$703	$1,134		$27	1.5%	$2	0.2%	$25	2.2%
Los Angeles-Long Beach - Ventura	12	2,638		88%	13,434	4,068	9,366		13,311	4,232	9,078		123	0.9%	(165)	-3.9%	288	3.2%
Orange County — Riverside	7	1,651		88%	5,859	1,756	4,103		5,804	1,860	3,944		55	0.9%	(104)	-5.6%	159	4.0%
San Diego	5	1,719		93%	5,352	1,700	3,652		5,441	1,728	3,713		(89)	-1.6%	(28)	-1.6%	(61)	-1.6%

	29	7,299		81.6%	26,509	8,228	18,281	95.8%	26,392	8,523	17,869	96.3%	117	0.4%	(295)	-3.5%	412	2.3%
Florida
Jacksonville	2	592		100%	1,331	512	819		1,340	556	783		(8)	-0.6%	(44)	-8.0%	36	4.6%
Miami/Fort Lauderdale	10	3,225		86%	10,306	3,995	6,310		10,386	4,262	6,124		(80)	-0.8%	(267)	-6.3%	187	3.0%
Orlando — Daytona	21	5,390		93%	12,403	5,220	7,184		12,422	4,952	7,470		(19)	-0.1%	267	5.4%	(286)	-3.8%
Tampa-St. Petersburg	16	3,983		79%	7,461	3,187	4,274		7,471	3,223	4,248		(10)	-0.1%	(36)	-1.1%	26	0.6%
West Palm Beach-Boca	5	1,505		100%	4,274	1,711	2,563		4,216	1,729	2,487		58	1.4%	(19)	-1.1%	77	3.1%

	54	14,695		88.7%	35,775	14,625	21,150	92.6%	35,834	14,723	21,111	94.8%	(59)	-0.2%	(99)	-0.7%	39	0.2%
Midwest
Chicago	18	4,598		85%	11,938	4,931	7,006		11,589	5,156	6,433		348	3.0%	(225)	-4.4%	573	8.9%
Cincinnati — Dayton	6	1,587		68%	2,460	1,022	1,437		2,410	1,110	1,300		50	2.1%	(87)	-7.9%	137	10.5%
Columbus	8	1,942		73%	2,629	1,219	1,411		2,641	1,399	1,241		(11)	-0.4%	(181)	-12.9%	169	13.6%
Detroit — Ann Arbor	6	1,665		62%	2,252	1,030	1,222		2,102	1,085	1,017		149	7.1%	(56)	-5.1%	205	20.1%
Grand Rapids-Lansing	11	4,402		78%	6,521	3,274	3,247		6,372	3,385	2,986		149	2.3%	(111)	-3.3%	260	8.7%
Indianapolis	25	9,962		92%	16,018	7,340	8,678		15,982	8,071	7,911		36	0.2%	(731)	-9.1%	767	9.7%
Minneapolis — St. Paul	4	1,222		81%	3,260	1,262	1,998		3,232	1,489	1,743		28	0.9%	(227)	-15.3%	255	14.6%
Midwest other	7	1,773		43%	1,469	698	771		1,469	679	790		(0)	0.0%	19	2.8%	(19)	-2.4%

	85	27,151		80.1%	46,546	20,776	25,770	94.7%	45,798	22,376	23,422	93.4%	749	1.6%	(1,599)	-7.1%	2,348	10.0%
Northeast
Baltimore	9	1,772		85%	4,917	1,736	3,181		4,753	1,854	2,899		164	3.5%	(118)	-6.3%	282	9.7%
New England	16	5,745		100%	19,743	6,614	13,129		19,626	6,757	12,869		116	0.6%	(144)	-2.1%	260	2.0%
Philadelphia — New York	13	5,522		85%	17,460	5,874	11,585		17,033	6,154	10,879		427	2.5%	(280)	-4.5%	707	6.5%
Washington	18	9,066		90%	26,981	9,385	17,596		26,762	9,924	16,838		219	0.8%	(539)	-5.4%	758	4.5%

	56	22,105		91.1%	69,101	23,609	45,491	95.5%	68,174	24,689	43,485	95.3%	927	1.4%	(1,080)	-4.4%	2,006	4.6%
Southeast
Atlanta	9	2,484		80%	4,285	2,267	2,017		4,115	2,131	1,984		170	4.1%	136	6.4%	34	1.7%
Savannah/Augusta	2	416		100%	971	313	658		977	340	637		(6)	-0.6%	(27)	-7.9%	21	3.3%
Charlotte-Gastonia	5	1,100		90%	1,683	841	842		1,607	917	690		76	4.7%	(76)	-8.3%	152	22.0%
Columbia/Charleston	6	1,238		70%	1,691	782	909		1,684	855	829		8	0.4%	(73)	-8.5%	80	9.7%
Nashville	8	2,492		78%	4,512	1,899	2,613		4,412	1,940	2,471		100	2.3%	(42)	-2.1%	142	5.7%
Norfolk	10	3,161		87%	7,633	2,443	5,190		7,844	2,354	5,489		(210)	-2.7%	89	3.8%	(299)	-5.4%
Raleigh-Durham-Chapel Hill	8	2,247		76%	3,206	1,449	1,757		3,136	1,640	1,497		70	2.2%	(190)	-11.6%	260	17.4%
Richmond — Petersburg	3	744		80%	1,487	506	981		1,340	525	815		147	10.9%	(19)	-3.7%	166	20.4%
Southeast other	7	1,183		61%	1,269	633	636		1,288	641	647		(20)	-1.5%	(8)	-1.3%	(11)	-1.8%

	58	15,065		79.5%	26,736	11,134	15,603	93.5%	26,403	11,344	15,059	93.6%	334	1.3%	(211)	-1.9%	544	3.6%
Texas
Austin-San Marcos	7	1,497		100%	3,095	1,485	1,610		2,982	1,554	1,428		113	3.8%	(69)	-4.4%	182	12.7%
Dallas-Fort Worth	17	4,206		84%	6,912	3,367	3,545		6,769	3,508	3,261		143	2.1%	(141)	-4.0%	284	8.7%
Houston — Galveston	36	9,570		78%	14,477	7,162	7,315		13,997	7,488	6,509		480	3.4%	(326)	-4.3%	806	12.4%
San Antonio	9	1,951		95%	3,197	1,517	1,680		3,166	1,734	1,432		31	1.0%	(218)	-12.6%	249	17.4%
Texas other	2	481		44%	389	184	205		389	194	194		0	0.1%	(10)	-5.4%	11	5.5%

	71	17,705		82.3%	28,070	13,715	14,355	93.8%	27,303	14,479	12,824	93.4%	767	2.8%	(764)	-5.3%	1,531	11.9%
West
Colorado Front Range	23	5,109		83%	9,658	3,897	5,761		9,509	4,094	5,415		149	1.6%	(197)	-4.8%	346	6.4%
Phoenix-Mesa	17	4,375		94%	8,274	3,567	4,706		8,224	3,979	4,244		50	0.6%	(412)	-10.4%	462	10.9%
Salt Lake City-Ogden	4	1,511		86%	2,513	950	1,562		2,477	957	1,521		35	1.4%	(6)	-0.7%	41	2.7%
Seattle	4	468		59%	744	322	422		734	343	391		10	1.4%	(21)	-6.2%	32	8.1%
West other	7	2,036		84%	3,204	1,552	1,652		3,222	1,614	1,608		(18)	-0.6%	(62)	-3.9%	44	2.7%

	55	13,499		86.3%	24,392	10,288	14,104	94.5%	24,166	10,988	13,178	95.0%	227	0.9%	(699)	-6.4%	926	7.0%

SAME STORE SALES TOTALS	408	117,519	[2]	84.3%	$257,129	$102,375	$154,754	94.3%	$254,069	$107,122	$146,947	94.3%	$3,060	1.2%	$(4,747)	-4.4%	$7,807	5.3%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]					161,818	100,884	60,934		161,655	77,942	83,713

Total rental and other property revenues and property operating expense per GAAP Income Statement					$418,947	$203,259	$215,688		$415,724	$185,064	$230,660

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

[2]	Same Store Effective Units were approximately 99,000 at December 31, 2006.

Supplemental Schedule 6(c)

Same Store Sales
Year Ended 2006 Compared to Year Ended 2005
(unaudited) (in thousands, except site and unit data)

				Year Ended				Year Ended				Change
				December 31, 2006				December 31, 2005				Revenue		Expenses		NOI
	Sites	Units	Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291	44%	$7,282	$2,726	$4,556		$6,774	$2,758	$4,015		$508	7.5%	$(32)	-1.2%	$540	13.5%
Los Angeles-Long Beach - Ventura	12	2,638	88%	52,407	16,411	35,996		47,383	15,726	31,657		5,024	10.6%	686	4.4%	4,338	13.7%
Orange County — Riverside	7	1,651	88%	23,031	6,983	16,048		21,622	6,578	15,044		1,409	6.5%	405	6.2%	1,004	6.7%
San Diego	5	1,719	93%	21,272	6,754	14,519		20,776	6,308	14,468		497	2.4%	446	7.1%	51	0.4%

	29	7,299	81.6%	103,992	32,874	71,118	96.1%	96,554	31,370	65,185	95.1%	7,438	7.7%	1,505	4.8%	5,933	9.1%
Florida
Jacksonville	2	592	100%	5,306	2,046	3,259		5,114	1,856	3,257		192	3.8%	190	10.2%	2	0.1%
Miami/Fort Lauderdale	10	3,225	86%	41,158	16,300	24,858		37,676	15,231	22,444		3,483	9.2%	1,069	7.0%	2,414	10.8%
Orlando — Daytona	21	5,390	93%	49,128	19,727	29,400		44,931	18,543	26,388		4,197	9.3%	1,185	6.4%	3,013	11.4%
Tampa-St. Petersburg	16	3,983	79%	29,587	12,370	17,217		27,048	11,255	15,793		2,539	9.4%	1,115	9.9%	1,423	9.0%
West Palm Beach-Boca	5	1,505	100%	17,147	6,767	10,380		16,080	6,431	9,649		1,067	6.6%	336	5.2%	731	7.6%

	54	14,695	88.7%	142,326	57,211	85,115	95.3%	130,848	53,316	77,531	96.8%	11,478	8.8%	3,895	7.3%	7,583	9.8%
Midwest
Chicago	17	4,443	84%	43,855	18,982	24,873		41,181	18,319	22,862		2,674	6.5%	663	3.6%	2,010	8.8%
Cincinnati — Dayton	6	1,587	68%	9,561	4,376	5,185		9,160	4,032	5,128		401	4.4%	344	8.5%	57	1.1%
Columbus	8	1,942	73%	10,386	5,446	4,940		9,120	5,058	4,062		1,266	13.9%	388	7.7%	878	21.6%
Detroit — Ann Arbor	6	1,665	62%	8,623	4,253	4,370		8,360	4,582	3,778		264	3.2%	(328)	-7.2%	592	15.7%
Grand Rapids-Lansing	11	4,402	78%	25,432	13,067	12,365		24,594	13,303	11,291		838	3.4%	(235)	-1.8%	1,074	9.5%
Indianapolis	24	9,518	92%	59,879	29,000	30,879		56,422	29,509	26,913		3,457	6.1%	(509)	-1.7%	3,966	14.7%
Minneapolis — St. Paul	4	1,222	81%	12,934	5,729	7,205		12,389	5,523	6,867		545	4.4%	206	3.7%	339	4.9%
Midwest other	7	1,773	43%	5,924	2,810	3,114		5,734	2,665	3,069		190	3.3%	145	5.4%	45	1.5%

	83	26,552	79.7%	176,594	83,663	92,931	93.9%	166,959	82,989	83,970	90.3%	9,635	5.8%	674	0.8%	8,961	10.7%
Northeast
Baltimore	9	1,772	85%	19,067	7,135	11,932		17,689	6,818	10,870		1,379	7.8%	317	4.7%	1,061	9.8%
New England	15	5,505	100%	75,608	26,748	48,860		73,312	26,866	46,446		2,296	3.1%	(119)	-0.4%	2,415	5.2%
Philadelphia — New York	11	4,721	86%	55,171	20,531	34,640		51,995	20,322	31,673		3,176	6.1%	209	1.0%	2,967	9.4%
Washington	18	9,066	90%	106,202	38,608	67,594		102,180	36,918	65,262		4,022	3.9%	1,690	4.6%	2,332	3.6%

	53	21,064	91.4%	256,049	93,022	163,026	95.5%	245,176	90,925	154,252	95.0%	10,872	4.4%	2,097	2.3%	8,775	5.7%
Southeast
Atlanta	9	2,484	80%	16,480	8,296	8,184		15,806	7,674	8,131		674	4.3%	621	8.1%	53	0.6%
Savannah/Augusta	2	416	100%	3,784	1,296	2,488		3,485	1,337	2,149		298	8.6%	(41)	-3.1%	339	15.8%
Charlotte-Gastonia	5	1,100	90%	6,321	3,605	2,716		5,998	3,473	2,525		324	5.4%	132	3.8%	191	7.6%
Columbia/Charleston	6	1,238	70%	6,627	3,244	3,383		6,005	3,059	2,946		622	10.4%	185	6.1%	437	14.8%
Nashville	8	2,492	78%	17,467	7,580	9,886		16,311	7,088	9,223		1,156	7.1%	493	7.0%	663	7.2%
Norfolk	10	3,161	87%	30,553	9,935	20,618		28,463	9,781	18,682		2,090	7.3%	154	1.6%	1,936	10.4%
Raleigh-Durham-Chapel Hill	7	2,046	76%	11,028	5,598	5,430		10,128	5,340	4,788		900	8.9%	258	4.8%	642	13.4%
Richmond — Petersburg	3	744	80%	5,504	1,935	3,569		5,096	1,841	3,255		408	8.0%	95	5.1%	313	9.6%
Southeast other	7	1,183	61%	5,016	2,461	2,555		4,741	2,488	2,252		275	5.8%	(27)	-1.1%	303	13.4%

	57	14,864	79.6%	102,779	43,950	58,830	92.7%	96,032	42,080	53,952	91.0%	6,747	7.0%	1,869	4.4%	4,878	9.0%
Texas
Austin-San Marcos	7	1,497	100%	11,885	6,021	5,863		11,363	5,683	5,680		522	4.6%	339	6.0%	183	3.2%
Dallas-Fort Worth	16	3,978	85%	25,565	12,989	12,576		23,624	13,047	10,577		1,941	8.2%	(58)	-0.4%	1,999	18.9%
Houston — Galveston	36	9,570	78%	55,680	29,212	26,468		49,839	28,647	21,192		5,841	11.7%	565	2.0%	5,276	24.9%
San Antonio	9	1,951	95%	12,601	6,258	6,343		11,936	6,007	5,928		665	5.6%	250	4.2%	415	7.0%
Texas other	2	481	44%	1,526	767	759		1,415	741	674		111	7.8%	25	3.4%	86	12.7%

	70	17,477	82.4%	107,256	55,246	52,010	93.6%	98,176	54,125	44,051	89.0%	9,080	9.2%	1,121	2.1%	7,959	18.1%
West
Colorado Front Range	22	4,813	84%	36,152	15,178	20,974		34,243	15,212	19,031		1,909	5.6%	(34)	-0.2%	1,944	10.2%
Phoenix-Mesa	17	4,375	94%	32,330	14,419	17,912		29,148	13,705	15,443		3,182	10.9%	713	5.2%	2,469	16.0%
Salt Lake City-Ogden	4	1,511	86%	9,750	3,719	6,031		9,019	3,766	5,253		731	8.1%	(47)	-1.3%	778	14.8%
Seattle	4	468	59%	2,888	1,312	1,576		2,650	1,180	1,469		239	9.0%	132	11.2%	107	7.3%
West other	7	2,036	84%	12,690	5,964	6,726		11,760	5,577	6,183		930	7.9%	387	6.9%	544	8.8%

	54	13,203	86.8%	93,810	40,591	53,219	94.9%	86,819	39,441	47,378	91.9%	6,991	8.1%	1,150	2.9%	5,841	12.3%

SAME STORE SALES TOTALS	400	115,154	84.3%	$982,806	$406,557	$576,249	94.4%	$920,566	$394,246	$526,319	92.4%	$62,241	6.8%	$12,311	3.1%	$49,930	9.5%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]				647,182	351,571	295,611		426,021	239,738	186,284

Total rental and other property revenues and property operating expense per GAAP Income Statement				$1,629,988	$758,128	$871,860		$1,346,587	$633,984	$712,603

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 7

Selected Portfolio Performance Data
(unaudited)

PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average fourth quarter 2006	$996	$628	$833
Occupancy, average fourth quarter 2006	94.6%	94.0%	94.3%
Operating Margin	63.5%	53.1%	60.2%
Total number of properties	219	189	408
Total number of units	65,245	52,274	117,519
Effective Units	57,422	41,679	99,101
Percent of total Same Store NOI	72.3%	27.7%	100.0%

4th Quarter 2006 vs. 4th Quarter 2005 Change

Revenue	5.3%	5.4%	5.3%
Expenses	0.1%	-2.5%	-0.9%
NOI	8.5%	13.5%	9.9%

Sequential, 4th Quarter 2006 vs. 3rd Quarter 2006 Change

Revenue	1.0%	1.6%	1.2%
Expenses	-3.4%	-6.2%	-4.4%
NOI	3.7%	9.6%	5.3%

Full year 2006 vs. 2005 Change

Revenue	6.5%	7.4%	6.8%
Expenses	4.0%	1.7%	3.1%
NOI	8.0%	13.6%	9.5%

TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter Ended December 31, 2006			Quarter Ended December 31, 2005
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
Percent of Total Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL

Top 20 Markets
1 Washington	10.2%	0.0%	10.2%	10.2%	0.0%	10.2%
2 Los Angeles-Long Beach-Ventura	8.9%	0.0%	8.9%	7.2%	0.2%	7.4%
3 New England	7.1%	0.0%	7.1%	7.1%	0.0%	7.1%
4 Philadelphia	6.5%	0.0%	6.5%	6.0%	0.0%	6.0%
5 Miami/Fort Lauderdale	5.9%	0.0%	5.9%	6.4%	0.0%	6.4%
6 Chicago	4.8%	0.5%	5.3%	4.7%	0.4%	5.1%
7 Indianapolis/Fort Wayne	0.0%	4.7%	4.7%	0.0%	4.8%	4.8%
8 Houston-Galveston	0.0%	4.0%	4.0%	0.0%	3.0%	3.0%
9 Orlando-Daytona	3.6%	0.3%	3.9%	3.7%	0.6%	4.3%
10 Colorado Front Range	3.0%	0.2%	3.2%	2.7%	0.2%	2.9%
11 New York	3.1%	0.0%	3.1%	2.4%	0.1%	2.5%
12 Phoenix-Mesa	2.9%	0.2%	3.1%	2.3%	1.4%	3.7%
13 Tampa-St. Petersburg	2.2%	0.8%	3.0%	2.0%	0.7%	2.7%
14 Norfolk	2.8%	0.0%	2.8%	2.4%	0.0%	2.4%
15 San Diego	2.4%	0.0%	2.4%	2.6%	0.0%	2.6%
16 Orange County-Riverside	2.4%	0.0%	2.4%	2.2%	0.0%	2.2%
17 Dallas-Ft Worth	0.0%	1.9%	1.9%	0.0%	2.3%	2.3%
18 Grand Rapids-Lansing	0.0%	1.8%	1.8%	0.0%	1.5%	1.5%
19 Baltimore	1.7%	0.0%	1.7%	1.6%	0.0%	1.6%
20 Atlanta	1.6%	0.0%	1.6%	1.5%	0.8%	2.3%

Subtotal Top 20 Markets	69.1%	14.4%	83.5%	65.0%	16.0%	81.0%
All Other Markets (33 in 2006 and 42 in 2005)	6.7%	9.8%	16.5%	5.9%	13.1%	19.0%
Total Conventional NOI	75.8%	24.2%	100.0%	70.9%	29.1%	100.0%

Rent, average fourth quarter	$1,037	$637	$874	$967	$613	$821
Occupancy, average fourth quarter	93.4%	94.0%	93.7%	91.2%	93.0%	91.9%
Total number of properties	270	199	469	262	264	526
Total number of units	81,044	54,245	135,289	80,153	71,050	151,203
Effective Units	71,689	43,058	114,747	70,219	52,967	123,186
Average Home Value*	$291,907	$159,886	$235,915
REIS Growth Rate (4 year weighted average)**	3.5%	2.8%	3.3%
Number of markets	27	26	53

       * Source: Claritas, based on 2005 data

     ** Source: REIS, based on Q1 2006 forecasted data

Supplemental Schedule 8

Property Sales and Acquisition Activity
(unaudited)
FOURTH QUARTER 2006 PROPERTY SALES ACTIVITY (dollars in millions)

		Number	Number							Aimco	Aimco
		of	of	Gross	FCF	[1]	Property	Net Sales	[2]	Gross	Net	Average
		Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional Non-Core	[3]	30	8,101	$513.9	5.2%		$201.7	$301.0		$353.6	$226.8	$732

Conventional Core		1	196	9.0	0.2%		0.9	7.6		8.7	7.6	582

Affordable		3	654	51.4	1.3%		27.6	17.0		3.9	4.8	779

Total Dispositions		34	8,951	$574.3	4.8%		$230.2	$325.6		$366.2	$239.2	$731

FULL YEAR 2006 PROPERTY SALES ACTIVITY (dollars in millions)

		Number	Number							Aimco	Aimco
		of	of	Gross	FCF	[1]	Property	Net Sales	[2]	Gross	Net	Average
		Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional Non-Core	[3] [5]	63	16,368	$944.7	5.3%		$382.5	$516.7		$675.8	$408.4	$670

Conventional Core	[4]	2	1,076	186.9	3.5%		91.0	91.5		185.3	96.5	1,175

Affordable		23	3,211	158.7	4.0%		107.2	37.4		66.1	19.5	719

Total Dispositions		88	20,655	$1,290.3	4.9%		$580.7	$645.6		$927.2	$524.4	$711

[1]	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

[3]	Includes the sale of seven student housing properties with 1,998 units and the sale of 12 student housing properties with 3,220 units for the three months and year ended December 31, 2006, respectively.

[4]	Includes the sale of the South Tower of the Flamingo South Beach property with 562 units; Aimco net proceeds include $5 million for a non-refundable option to purchase the North and Central Towers.

[5]	Does not include the sale of our interest in the Westmont property during the third quarter of 2006.

FOURTH QUARTER 2006 PROPERTY ACQUISITION ACTIVITY (dollars in millions)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional	100%	4	817	$83.7	$5.7	$933

Student Housing		—	—	—	—	—

Total Acquisitions		4	817	$83.7	$5.7	$933

FULL YEAR 2006 PROPERTY ACQUISITION ACTIVITY (dollars in millions)

			Number	Number	Gross
		Ownership	of	of	Purchase	Property	Average
		Percent	Properties	Units	Price	Debt	Rent

Conventional		100%	7	1,308	$153.5	$42.0	$1,010

Student Housing	[1]		2	386	22.0	13.8	632

Total Acquisitions	[2]		9	1,694	$175.5	$55.8	$923

[1]	One of the student housing properties was acquired at 100% ownership. The other student housing property was acquired at 33% through Aimco’s joint venture with CalSTRS.

[2]	Properties acquired are located in Pacifica, California; Tampa, Florida; Greenville, North Carolina; Jacksonville, Florida; Ponte Vedra Beach, Florida; Philadelphia, Pennsylvania; and Chico, California (through the CalSTRS joint venture).

Supplemental Schedule 9

Capital Expenditures
Year Ended December 31, 2006
(in thousands, except per unit data)
(unaudited)

All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the year ended December 31, 2006. Per unit numbers are based on approximately 143,054 average units, including 123,447 conventional and 19,607 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

Capital Replacements Detail:	Actual Amount	Per Unit

Building and grounds	$24,997	$175

Turnover related	40,002	280

Capitalized site payroll and indirect costs	11,600	81

Total Aimco’s share of Capital Replacements [2]	$76,599	$535

Capital Replacements:
Conventional	$69,202	$561
Affordable	7,397	377

Total Aimco’s share of Capital Replacements	76,599	$535

Capital Improvements:
Conventional	83,138	$673
Affordable	16,108	822

Total Aimco’s share of Capital Improvements	99,246	$694

Casualties:
Conventional	29,756
Affordable	6,088

Total Aimco’s share of Casualties [3]	35,844

Redevelopment (see Schedule 10 for further project details):
Conventional	177,902
Affordable	52,944

Total Aimco’s share of Redevelopment	230,846

Total Aimco’s share of capital expenditures	442,535

Plus minority partners’ share of consolidated spending	73,027
Less Aimco’s share of unconsolidated spending	(2,998)

Capital expenditures per Consolidated Statement of Cash Flows	$512,564

[1]	Average units calculated pro rata for the quarter based on acquisition and disposition timing.

[2]	Aimco’s share of capital replacements averaged $597 per unit in 2005.

[3]	A portion of expenditures related to casualty losses is reimbursed through insurance.

Supplemental Schedule 10

Summary of Redevelopment Activity
Year Ended December 31, 2006
(dollars in millions)
(unaudited)

			Project Expenditures
							Aimco
		Total	Total				Average	Targeted
	Number of	Property	Projected	Inception to	Year to Date	Year to Date	Ownership	Return on
	Properties	Units	100%	Date 100%	100%	AIV%	[3]	Investment
CONVENTIONAL REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS
Active redevelopment projects at 9/30/06	37	17,824	$423.8	$195.7	$149.8	$130.8	87%
Planned adjustments to approved projects	—	—	11.6	—	—	—	100%
Projects completed during the period	(2)	(1,511)	(6.9)	(6.9)	(2.7)	(1.5)	56%
New redevelopment projects started during period	10	2,315	64.8	8.9	9.8	8.6	88%

Active redevelopment projects at 12/31/06	45	18,628	493.3	197.7	156.9	137.9	88%	7.5 - 8.5%
Costs on projects completed year to date					3.4	2.2	65%
Pre-construction and other activities [2]					19.6	13.0	66%

SUBTOTAL					179.9	153.1	85%
Entitlement projects [1]	3	3,940	—	65.7	25.0	24.8	99%

TOTAL CONVENTIONAL					204.9	177.9	87%

AFFORDABLE REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS
Active redevelopment projects at 9/30/06	13	2,002	$96.3	$63.4	$28.2	$28.1	99%
Planned adjustments to approved projects	—	—	1.7	—	—	—	n/a
Projects completed during the period	(8)	(1,247)	(57.1)	(25.0)	(23.7)	(23.7)	100%
New redevelopment projects started during period	4	555	27.2	0.1	0.1	0.1	72%

Active redevelopment projects at 12/31/06	9	1,310	68.1	38.5	4.6	4.5	98%
Costs on projects completed year to date					44.6	44.6	100%
Pre-construction and other activities [2]					4.5	3.8	84%

TOTAL AFFORDABLE [4]					53.7	52.9	99%

TOTAL REDEVELOPMENT EXPENDITURES					$258.6	$230.8	89%

[1]	Entitlement projects consist of Lincoln Place (CA), Treetops (CA) and Springhill Lake (MD). Lincoln Place and Treetops are predominantly vacant and have December 31, 2006 net book values of approximately $171 million and $49 million, respectively.

[2]	Pre-construction and other activities include consulting, legal, and capitalized labor costs, as well as some physical construction work.

[3]	Weighted average ownership at the time of the expenditures. As discussed in the Special Supplement to the Third Quarter Earnings Release, our ownership of certain low-income housing tax credit partnerships was adjusted to 100%.

[4]	Low-income housing tax credit projects account for approximately 97% of year-to-date 2006 Affordable project expenditures. As discussed in the Special Supplement to the Third Quarter Earnings Release, our ownership of certain low-income housing tax credit partnerships was adjusted to 100%.

Supplemental Schedule 11

Apartment Unit Summary
As of December 31, 2006
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	172	50,351	50,351	100%
Partially-owned Consolidated Core Properties	98	30,693	21,338	70%
Partially-owned Unconsolidated Core Properties	—	—	—	0%

Sub-total Core Properties	270	81,044	71,689	88%

Wholly-owned Consolidated Non-Core Properties	103	29,578	29,578	100%
Partially-owned Consolidated Non-Core Properties	94	23,935	13,216	55%
Partially-owned Unconsolidated Non-Core Properties	2	732	264	36%

Sub-total Non-Core Properties	199	54,245	43,058	79%

Total	469	135,289	114,747	85%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	92	12,437	12,437	100%
Partially-owned Consolidated Properties	145	15,488	5,454	35%
Partially-owned Unconsolidated Properties	99	11,009	1,832	17%

Total	336	38,934	19,723	51%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	367	92,366	92,366	100%
Partially-owned Consolidated Properties	337	70,116	40,008	57%
Partially-owned Unconsolidated Properties	101	11,741	2,096	18%

Total	805	174,223	134,470	77%

Management Contracts:
Property Managed for Third Parties	41	3,573
Asset-managed	410	38,617

Total	451	42,190

Total Portfolio	1,256	216,413

Glossary
GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.
Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.

Glossary (continued)
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, University Housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.